As filed with the Securities and Exchange Commission on September 22, 2006

Registration No. 333-136530

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION STREET ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-5221262
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

102 South Union Street

Alexandria, VA 22314

(703) 682-0730

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

A. Clayton Perfall, Chief Executive Officer and President

UNION STREET ACQUISITION CORP.

102 South Union Street

Alexandria, VA 22314

(703) 682-0730

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kevin J. Lavin, Esq. ARNOLD & PORTER LLP 1600 Tysons Blvd., Suite 900 McLean, VA 22102 (703) 720-7000 Fax No.: (703) 720-7399	Jack I. Kantrowitz, Esq. SIDLEY AUSTIN LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300 Fax No.: (212) 839-5599

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Units, consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	14,375,000 Units	$8.00	$115,000,000	$12,305
Shares of Common Stock included as part of the Units(3)	14,375,000 Shares	—	—	—
Warrants included as part of the Units(3)	14,375,000 Warrants	—	—	—
Shares of Common Stock underlying the Warrants included in the Units(4)	14,375,000 Shares	$6.00	$86,250,000	$9,229
Total			$201,250,000	$21,534

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,875,000 Units, consisting of 1,875,000 Shares of Common Stock and 1,875,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Fee previously paid.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2006

PROSPECTUS

$100,000,000

UNION STREET ACQUISITION CORP.

12,500,000 Units

Union Street Acquisition Corp. is a blank check company recently formed for the purpose of acquiring through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination, an operating business in the business services industry. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our consummation of an initial business combination or             , 2007 and will expire on             , 2010 (subject to extension in the limited circumstances disclosed in this prospectus) or earlier, upon redemption by us.

Union Street Capital Management, LLC, an entity owned and controlled by our executive officers, has agreed to purchase an aggregate of 2,475,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $2,475,000 in a private placement immediately prior to the completion of this offering. All of the proceeds we receive from this purchase will be placed in the trust fund described below. The “private placement warrants” to be purchased will be identical to the warrants underlying the units being offered by this prospectus except that the private placement warrants are exercisable on a cashless basis so long as they are held by the original purchaser or its affiliates. Union Street Capital Management, LLC has agreed that the private placement warrants will not be sold or transferred until after we have consummated an initial business combination. None of the shares purchased by Union Street Capital Management, LLC prior to the completion of this offering will have any right to liquidating distributions in the event we fail to consummate a business combination. The holders of our common stock on the date of this prospectus, whom we refer to as our existing stockholders, and our executive officers and directors have agreed that they will vote all shares of common stock owned by them prior to the completion of this offering with respect to a business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders, other than our existing stockholders, and they will not have any conversion rights with respect to such shares.

We have granted the underwriters a 30-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment option will be used only to cover the net short position resulting from the initial distribution.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol USQ-U on or promptly after the date of this prospectus. The common stock and warrants each will begin separate trading 90 days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise in full or in part by the underwriters of that option, unless the sole book-running manager determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols USQ and USQ-W, respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public Offering Price	$8.00	$100,000,000
Underwriting Discounts and Commissions(2)(3)	$0.56	$7,000,000
Proceeds, Before Expenses, to Us	$7.44	$93,000,000

(1)	The underwriters have an option to purchase up to an additional 1,875,000 units of the Company at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $115,000,000, $5,750,000 and $109,250,000, respectively. See the section entitled “Underwriting” on page 85 of this prospectus.
(2)	Includes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), or $0.16 per unit, which will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred discounts and commissions with respect to those units as to which the component shares have been converted into cash by public stockholders who voted against the business combination and exercised their conversion rights. See “Underwriting—Discounts and Commissions.”
(3)	Of the net proceeds we receive from this offering, and in the private placement, including deferred underwriting discounts and commissions of $2,000,000 ($2,300,000, if the underwriters’ over-allotment option is exercised in full), or $0.16 per unit, $95,075,000 ($109,325,000 if the underwriters’ over-allotment option is exercised in full), or $7.60 per unit, will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters are not receiving any discounts or commissions with respect to the warrants to be purchased in the private placement.

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC is acting as the sole book-running manager of this offering and, together with Morgan Joseph & Co. Inc., expect to deliver our securities to investors in the offering on or about             , 2006.

Sole Book-Running Manager Banc of America Securities LLC	Morgan Joseph

The date of this prospectus is     , 2006.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business financial condition, results of operation and prospects may have changed since that date.

- i -

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering you should read the entire prospectus carefully including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us,” or “our” refer to Union Street Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option. The term “business combination” as used in this prospectus means an acquisition by us through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination of one or more operating businesses in the business services industry. The term “existing stockholders” as used in this prospectus refers to those persons who owned shares of our common stock immediately prior to the completion of this offering and includes all of our executive officers and directors; and the term “public stockholder” as used in this prospectus refers to those persons who purchase securities offered by this prospectus in this offering and in the secondary market, including any of our existing stockholders. However, our existing stockholders’ status as a “public stockholder” shall exist only with respect to those securities offered pursuant to this prospectus.

We are a recently organized blank check company formed for the purpose of acquiring, through a business combination, one or more operating businesses in the business services industry in North America. To date, our efforts have been limited solely to organizational activities. The business services industry, a subset of the services sector, encompasses companies that undertake the management, delivery or operation of one or more business processes or functions of other companies. Among the areas that we intend to focus on are marketing services, business information services, human capital management, facilities and logistics services and professional services.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, nor have any of our agents or affiliates, been approached by any prospective target business, or representatives of any prospective target business, with respect to a possible business combination with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate a specific target business nor have we engaged or retained any agent or other representative to identify or locate a specific target business.

We intend to direct our efforts on identifying target companies in the business services industry that have at least one of the following characteristics:

•	a strong fundamental, under-capitalized business with the potential to further grow its services, products, brands and/or geographic reach;

•	a valuable asset embedded in an underperforming business that would be more effectively utilized by improved management or technological or operational improvements; and

•	a service or product offering that may be enhanced by one or more “bolt on” acquisitions to complete the service or product offering of a target company.

We believe that the skills and experience of our executive officers will be crucial to consummating a successful business combination. Our executive officers and directors have over 100 years of collective experience and a proven track record of advising, acquiring, building, operating and selling public and private business services companies. Our team includes:

•

A. Clayton Perfall, our Chairman, Chief Executive Officer and President, is Chief Executive Officer of AHL Services, Inc. and was the Chief Financial Officer of Snyder Communications, Inc. during the four year period that Snyder Communications acquired more than 40 business services companies and created shareholder liquidity events valued at over $2.7 billion. He has served on the board of directors of companies sponsored by the Carlyle Group, Bain Capital and GTCR Golder Rauner.

•	Brian H. Burke, our Chief Financial Officer, Treasurer and Director, is Chief Financial Officer of AHL Services Inc. and was Vice President of Corporate Development of Snyder Communications, Inc. He has been a business partner with Mr. Perfall for over 20 years.

•	Matthew C. Fletchall, our Vice-President of Corporate Development and Secretary, is Vice President of Corporate Development of AHL Services, Inc. He has been a colleague of both Mr. Perfall and Mr. Burke since 1995.

•	John T. Schwieters, our Director, as Vice Chairman of Perseus, LLC, is involved in sourcing, acquiring, operating and selling middle-market businesses. He is also a director of Manor Care Inc., Smithfield Foods, Danaher Corporation and Choice Hotels International and the former Managing Partner of Arthur Andersen’s Mid-Atlantic region.

•	David B. Kay, our Director, as Managing Director of Navigant Consulting, leads a practice that provides financial, accounting and operational consulting services to large, complex multinational companies.

For additional information on the background of our executive officers, please see the sections in this prospectus entitled “Proposed Business—Our Executive Officers and Directors Offer Us A Competitive Advantage” and “Management”.

Our executive officers and directors have built and maintained extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys and accountants.

Our executive officers currently intend to stay involved in our management following an initial business combination. The roles that they will assume will depend on the type of business with which we combine and the specific skills and depth of the target company’s management. If one or more of our executive officers remain with our company, we may enter into employment or other compensation arrangements with them following an initial business combination, the terms of which have not yet been determined.

While we may seek to consummate business combinations with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. As a result, we expect that an initial public offering of $100,000,000 will enable us to consummate an initial business combination with a business whose fair market value is at least $74,460,000. The actual amount of consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or equity financing. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate an initial business combination for consideration in excess of our available assets at the time of acquisition.

We were organized and sponsored by Union Street Capital Management, LLC, a Delaware limited liability company owned and controlled by our executive officers, which has as its members family trusts affiliated with A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall. Union Street Capital Management, LLC will provide administrative services to us, but otherwise has no business activities other than sponsoring us.

We are a Delaware corporation formed on July 18, 2006. Our offices are located at 102 South Union Street, Alexandria, VA 22314 and our telephone number is (703) 682-0730.

The Private Placement

Union Street Capital Management, LLC has agreed to purchase an aggregate of 2,475,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $2,475,000 in a private placement immediately prior to the completion of this offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus, except that upon a redemption of warrants by us, Union Street Capital Management, LLC will have the right to exercise those private placement warrants on a cashless basis so long as such warrants are held by the original purchasers, members of their immediate families or their controlled affiliates. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis, and the exercise price with respect to the warrants will be paid in cash directly to us. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for use by the public warrant holders.

The Offering

Securities Offered:	12,500,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin trading separately 90 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 1,875,000 additional units to cover over-allotments or the exercise in full or in part of that option, unless the sole book-running manager determines that an earlier date is acceptable. In no event will separate trading of the common stock and warrants commence until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet reflecting our receipt of the gross proceeds from the exercise of the over-allotment. For more information, see the section in this prospectus entitled “Description of Securities—Units.”

Common Stock:

Number of shares outstanding before the date of this prospectus:	3,125,000 shares

Number of shares to be outstanding after completion of this offering:	15,625,000 shares

Warrants:

Number of warrants outstanding before the date of this prospectus:	0 warrants

Number of warrants to be outstanding after completion of this offering and the private placement:	14,975,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of the consummation of an initial business combination on the terms described in this prospectus, or , 2007 unless we elect to redeem such warrants.

The warrants will expire at 5:00 p.m., New York City time, on             , 2010 or earlier, upon redemption by us; provided that if, during the period in which the warrants are exercisable, a registration statement under the Securities Act of 1933, as amended, which we refer to as the Securities Act, relating to the shares of common stock issuable upon exercise of the warrants is not effective, or a prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available for use by the public warrant holders, the expiration date for the warrants will be extended by the number of days during which such a registration statement was not effective or such prospectus was not available for use.

Private Placement:

Union Street Capital Management, LLC has agreed to purchase an aggregate of 2,475,000 warrants from us at a price of $1.00 per warrant, for an aggregate purchase price of $2,475,000, in a private placement immediately prior to the completion of this offering.

Redemption:	We may redeem the outstanding warrants at any time after the warrants become exerciseable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice; and

•	only if the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 per share for any 20 trading days within a 30-trading-day period ending three business days before we sent the notice of redemption, and a registration statement under the Securities Act relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and expected to remain available for use to and including the redemption date.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

Union Street Capital Management, LLC will have the right to exercise the private placement warrants on a cashless basis,

after delivery of a notice of redemption by us. Warrants included in the units issued in this offering are not exercisable on a cashless basis.

Proposed American Stock Exchange symbols for our securities:

Units:	USQ-U

Common Stock:	USQ

Warrants:	USQ-W

Offering proceeds to be held in the trust account:

$95,075,000 of the proceeds from this offering and the private placement (approximately $7.606 per unit) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, $2,000,000, representing deferred underwriting discounts and commissions, will be paid to the underwriters upon consummation of an initial business combination (subject to a $0.16 per share reduction for public stockholders who vote against the initial business combination and exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (i) the consummation of an initial business combination on the terms described in this prospectus or (ii) our dissolution and liquidation. See “Use of Proceeds.” Interest earned on the trust account (net of taxes payable) will remain in the trust account for our use in consummating an initial business combination and for payment of the deferred underwriting compensation or released to the public stockholders upon their exercise of conversion rights or upon our dissolution and liquidation. Unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate an initial business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination. These expenses may be paid prior to an initial business combination only from the net proceeds from this offering not held in the trust account (approximately $1,800,000 after the payment of the expenses related to this offering) and, as part of an initial business combination or our dissolution and liquidation, out of the interest earned on the trust account (net of taxes payable).

None of the warrants may be exercised until after the consummation of an initial business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us upon the exercise of any warrants.

Payments to executive officers and directors and existing stockholders:

There will be no compensation, fees or other payments paid to our executive officers, directors and existing stockholders or any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:

•	repayment of a $200,000 interest-free loan made by Union Street Capital Management, LLC to cover expenses relating to the offering contemplated by this prospectus;

•	payment to Union Street Capital Management, LLC or its assignee of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support. We believe that, based on rents and fees for similar services in Alexandria, Virginia, the fees charged by Union Street Capital Management, LLC are at least as favorable as we could have obtained from unaffiliated third parties; and

•	reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination.

Escrow of existing stockholders’ shares and warrants:

On the date of this prospectus, our existing stockholders, including all of our executive officers and directors, will place the shares and warrants they own before the completion of this offering, including the private placement warrants purchased, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These shares and warrants will not be transferable during the escrow period (as defined below), except for transfers to our executive officers, our directors, other persons or entities associated with our executive officers and transfers of the shares to family members and trusts for estate planning purposes and upon death of the owner thereof. Any shares or warrants held by these transferees would remain subject to the escrow agreement. The shares will not be released from escrow until one year following our initial business combination, and the warrants will not be released from escrow until the consummation of our initial business combination, which we refer to as the escrow period, unless we were to complete a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

The stockholders must approve our initial business combination:

We will seek stockholder approval before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, our executive officers, directors and existing stockholders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to an initial business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders other than our existing stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. We will proceed with our initial business combination only if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination; and

•	public stockholders owning fewer than 20% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights as described below.

Voting against the initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time an initial business combination is voted upon by the stockholders. For more information, see the section entitled “Proposed Business—Consummating an Initial Business Combination—Stockholder Approval of Our Initial Business Combination.”

Conversion rights for stockholders voting to reject our initial business combination:

Public stockholders voting against our initial business combination will be entitled to convert their stock into a pro rata share of the amount held in the trust account (including the amount held in the trust account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the initial business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing stockholders will not have any conversion rights with respect to shares of common stock held by them prior to the completion of this offering or with respect to any of the shares sold in this offering that they may acquire. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures.

Dissolution and Liquidation if no business combination:

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account if we do not consummate an initial business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the initial business combination related thereto has not been consummated within such 18-month period). We cannot provide investors with assurances of a specific time frame for our dissolution and distribution of our assets to our creditors and stockholders. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. Upon the approval by our stockholders of our plan of dissolution and liquidation, we will dissolve and liquidate our assets, including the trust account and, after reserving amounts sufficient to cover our liabilities and obligations to creditors and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including our executive officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to shares of common stock acquired by them prior to this offering and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $7.60 per share, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account and any amounts payable to our creditors out of the trust account on our dissolution and liquidation), out of the funds in the trust account. We expect that all costs associated with implementing our plan of dissolution and liquidation as well as payments to any creditors will be funded out of the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders could be less than $7.60 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund these expenses, although we cannot give you assurances that these will be sufficient funds for such purposes. If these funds are insufficient to cover the costs of our dissolution and liquidation, Messrs. Perfall and Burke have agreed to indemnify us for our out-of-pocket costs associated with such dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to such dissolution and liquidation.

In addition, if we seek approval from our stockholders to consummate an initial business combination within 90 days of the expiration of 24 months after the completion of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board of director’s recommended plan of dissolution and liquidation in the event our stockholders do not approve such business combination. If the transaction that permitted us to extend the 18-month time period is not approved, we will seek dissolution and liquidation promptly, even if it is more than 90 days prior to the end of the 24-month period. If no proxy statement seeking the approval of our stockholders for an initial business combination has been filed 30 days prior to the date that is 24 months after the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation and, as promptly as practicable, file a proxy statement with the SEC seeking stockholder approval for such plan.

For more information regarding the dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $7.60 per share, please see the sections entitled “Risk Factors—Risks Relating to the Company and the Offering—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $7.60 per share,” “—Risks Relating to the Company and the Offering—Under Delaware law, our dissolution and liquidation requires the approval of the holders of a majority of our outstanding common stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders,” “—Risks Relating to the Company and the Offering—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our dissolution,” and “Proposed Business—Consummating an Initial Business Combination—Dissolution and Liquidation if No Business Combination.”

Audit Committee:

We have established and will maintain an Audit Committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving our company. If any noncompliance is identified, then the Audit Committee will be charged with responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Risks

In making your decision whether to invest in our securities you should take into account not only the business experience of our executive officers and directors, but also the special risks we face as a blank check company and the risks associated with the business services industry. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data is presented below.

	As of July 28, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)(2)	$(55,699)	$94,897,088
Total assets	302,787	94,897,088
Total liabilities(2)	280,699	—
Value of common stock that may be converted to cash(3)	—	18,614,993
Total stockholders’ equity	22,088	76,282,095

(1)	Assumes full payment to the underwriters of the underwriters’ discount and commissions out of the gross proceeds of the proposed offering, including the $2,000,000 being held in the trust account ($2,300,000 if the underwriters’ over-allotment option is exercised in full).
(2)	Working capital (deficiency) excludes $77,787 of costs related to this offering that were paid or accrued prior to July 28, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “As Adjusted” column.
(3)	If the initial business combination is approved and consummated, public stockholders who voted against the combination will be entitled to convert their stock for cash of approximately $7.606 per unit (or $19,014,993 in the aggregate), which amount represents approximately $7.446 per unit (or $18,614,993 in the aggregate) representing the net proceeds of the offering and $0.16 per unit (or $400,000 in the aggregate) representing the underwriters’ non-accountable expense allowance which the underwriters have agreed to deposit into the trust account and to forfeit to pay converting stockholders, and does not take into account interest earned on the trust account.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the sale of the private placement warrants, including the application of the estimated net proceeds.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $93,075,000 that will be held in the trust account following the completion of this offering and will be available to us only upon the consummation of a business combination within the time period described in this prospectus but exclude the deferred underwriting discounts and commissions of $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full) that will be held in trust and payable to the underwriters upon the consummation of an initial business combination, less $0.16 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights. If an initial business combination is not so consummated, we will be required to dissolve and liquidate and the proceeds held in the trust account will be distributed solely to our public stockholders after satisfaction of all our then outstanding liabilities.

We will not proceed with an initial business combination that has been approved by a majority of shares of common stock voted by our public stockholders if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on less than 19.99% of the public stockholders exercising their conversion rights. Accordingly, we may consummate an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and (ii) public stockholders owning fewer than 20% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 2,499,999 of the 12,500,000 shares of common stock included in the units sold in this offering at an initial per share conversion price of $7.60, plus interest earned on the trust account (net of taxes payable on income of the funds in the trust account). The actual per share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable on income of the funds in the trust account), as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock sold in this offering.

In connection with any vote required for our initial business combination, our existing stockholders, including our executive officers and directors, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering either for or against a business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing stockholders will not have conversion rights with respect to those shares. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following the completion of this offering, they will vote all such acquired shares in favor of our initial business combination. By virtue of this agreement, our executive officers, directors and existing stockholders will not have any conversion rights in respect of those shares acquired in or following the completion of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate an initial business combination with one or more operating businesses in the business services industry. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we, nor any representative acting on our behalf, have had any contacts or discussions with any prospective target business regarding an initial business combination or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. We will not generate any revenues until, if at all, after the consummation of an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur.

We may not be able to consummate an initial business combination within the required time frame, in which case we will be required to dissolve and liquidate.

We must consummate a business combination with a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement is executed within 18 months after the completion of this offering and the initial business combination relating thereto is not consummated within such 18-month period). If we fail to consummate an initial business combination within the required time frame, we have agreed with the trustee to promptly initiate procedures to dissolve and liquidate our assets. We do not have any specific business combination under consideration, and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate an initial business combination and we may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination.

If we are required to dissolve and liquidate without consummating an initial business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate an initial business combination and are required to dissolve and liquidate our assets, the per share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking an initial business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the consummation of an initial business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of an initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon completion of this offering, $95,075,000 (or such other amount up to $109,325,000, depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from the offering, as well as deferred underwriting discounts and commissions and the proceeds of the private placement, will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) an initial business combination or (ii) our dissolution and liquidation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if (i) stockholders owning a majority of the shares of our common stock approve the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the initial business combination and who exercised their conversion rights will receive their pro rata share of the trust account;

•	if an initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to dissolving, liquidating and winding up our affairs, including dissolution and liquidation of our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities;

•	we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the initial business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination; and

•	the Audit Committee will monitor our compliance with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size, for the purpose of investing in the business services and related industries. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of an initial business combination within the 18-month or 24-month time periods;

•	the requirement that we prepare audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that have a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in consummating an initial business combination on favorable terms or at all.

In the event that we are unable to consummate an initial business combination, we may seek to acquire contemporaneously multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those transactions. To the extent that our initial business combination entails the contemporaneous combination with more than one operating business, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous “blank check” companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate an initial business combination.

Based upon publicly available information, as of September 15, 2006, approximately 69 similarly structured “blank check” companies have completed initial public offerings in the United States since August 2003 and 51 others have filed registration statements. Of the “blank check” companies that have completed initial public offerings, 9 companies have consummated a business combination, while 26 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Accordingly, the remaining 34 “blank check” companies that we estimate to have raised approximately $3.0 billion that is currently held in trust accounts, and potentially an additional 51 “blank check” companies that have filed registration statements to raise approximately $4.0 billion, will be seeking to enter into business combinations. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for privately held companies in these industries. Further, the fact that 9 “blank check” companies have consummated a business combination, and 26 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time periods. If we are unable to find a suitable target operating business within the required time periods, the terms of our amended and restated certificate of incorporation will require us to dissolve and liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating an initial business combination.

We have reserved approximately $1,800,000 from the proceeds of this offering to cover our operating expenses for the next 24 months, including expenses incurred in connection with an initial business combination, based upon our executive officers’ and directors’ estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with an initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing stockholders or third parties. Such additional financing may include loans from third parties to cover the costs associated with the search and consummation of an initial business combination, although we currently have no intention of obtaining third party loans. We would seek to have any third party lenders waive any claim to any monies held in the trust account for the benefit of the public stockholders. If such lenders do not provide a valid and enforceable waiver of claims to the trust account, Mr. Perfall and Mr. Burke would be personally liable to reimburse the trust account for any claims made by such lenders to the extent that the payment of any debts or obligations owed to such lenders actually reduces the amount in the trust account. We may not be able to obtain additional financing. None of our executive officers, directors or existing stockholders are obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating an initial business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the business services industry;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

We expect that an initial public offering of $100,000,000 will enable us to consummate an initial business combination with a business whose fair market value is at least $74,460,000. The actual amount of consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt financing. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and to consummate an initial business combination, since we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management’s assessment of the financial requirements necessary to consummate an initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate an initial business combination and we will be required to either find additional financing or dissolve and liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds from this offering are intended to be used to consummate a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, which we refer to as the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to consummate an initial business combination in certain circumstances than would be permitted under Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware law, our dissolution and liquidation requires the approval of the holders of a majority of the shares of our outstanding common stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not consummate an initial business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after completion of this offering and the initial business combination related thereto has not yet been consummated within such 24-month period). However, pursuant to Delaware General Corporation Law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to their review. This review process could take up to several months.

As a result, distribution of our assets to our public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders, or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for such a plan. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for the liquidation and distribution of the amount in the trust account to our public stockholders. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the risk factor entitled “—If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate an initial business combination or operate over the near term or long term in our intended manner.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $7.60 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will agree to such a waiver, which is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or if our executive officers and directors are unable to find a provider of required services willing to provide the waiver. In any event, our executive officers and directors would perform an analysis of the alternatives available to us and would enter into an agreement with a third party that did not execute a waiver only if they believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $7.60, plus interest (net of taxes payable on such interest), due to claims of such creditors or other entities. If we are unable to consummate an initial business combination and are required to dissolve and liquidate, Messrs. Perfall and Burke have agreed, and each of our future executive officers is expected to agree, to be jointly and severally personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties if such person or entity does not provide a valid and enforceable waiver of rights or claims to the trust account, in each case to the extent that the payment of such debts or obligations actually reduces the amount in the trust account. Based on representations made to us by our executive officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that our executive officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share liquidation distribution would be less than the initial $7.60 per share held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our dissolution.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not consummate an initial business combination within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the completion of this offering and the business combination relating thereto is not consummated within such 24-month period). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a dissolution and any liability of our stockholders may extend well beyond the third anniversary of such dissolution.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure that claims will not be brought against us for these reasons.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, financial condition, or prospects. To the extent we consummate an initial business combination, we may be affected by numerous risks inherent in the business operations of the company or companies with which we combine. For example, if we combine with a financially unstable company or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of an Initial Business Combination.”

A significant portion of working capital could be expended in pursuing business combinations that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate an initial business combination for any number of reasons including those beyond our control, such as if our public stockholders holding 20% or more of our common stock vote against an initial business combination even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate an initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 69,400,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and the underwriters’ over-allotment option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities may:

•	significantly reduce the equity interest of investors in this offering;

•	cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our current executive officers and directors; and

•	adversely affect prevailing market prices for our common stock and warrants.

The underwriting agreement prohibits us, prior to an initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

We may be unable to obtain additional financing, if required, to consummate an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, since we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, because of the size of the initial business combination, the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance a business combination, such incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who have less debt.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. None of our executive officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of an initial business combination.

Any desire by our current executive officers and directors to remain with us following an initial business combination may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Messrs. Perfall, Burke and Fletchall may desire to continue to be associated with us following an initial business combination. If any or all of them decide to do so, the personal and financial interests of our current executive officers and directors may influence them to condition a business combination on their retention by us, following the business combination and to view more favorably target companies that offer them a continuing relationship, either as an officer, director, consultant, or other third-party service provider, after the business combination.

Messrs. Perfall, Burke and Fletchall, in their capacity as our executive officers, could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

If we acquire a target business in an all-cash transaction, it would be more likely that our current executive officers and directors would remain with us, if they choose to do so. If an initial business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management, unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of an initial business combination. Each of our executive officers is engaged in several other business endeavors, including without limitation, serving until December 31, 2006, as officers of AHL Services, Inc., and they are not obligated to contribute any specific number of hours per week to our affairs. Following December 31, 2006, Mr. Perfall intends to continue to serve as CEO and as a director of AHL Services, Inc. Our outside directors also serve as officers and board members for other entities, including, without limitation, Mr. Schwieter’s service as Vice Chairman of Perseus, LLC, and Mr. Kay’s role as Managing Director of Navigant Consulting. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate an initial business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities engaged in the business services industry and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate an initial business combination, we intend to engage in the business of identifying and combining with one or more prospective target businesses with an operating business in the business services industry. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business. For example, until December 31, 2006, each of A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall will continue to be officers, and Mr. Perfall is a director, of AHL Services, Inc., a private equity sponsored provider of marketing support services. Following December 31, 2006, Mr. Perfall intends to continue to serve as CEO and as a director of AHL Services, Inc. Additionally, Union Street Capital Management, LLC, our majority stockholder and a limited liability company of which each of our executive officers are members, expect to execute a consulting agreement with AHL Services, Inc., with an initial term beginning on January 1, 2007 and extending through June 30, 2007 with an option for an extension by mutual agreement of the parties. AHL Services, Inc., and other firms with which our executive officers and directors are affiliated may compete with us for investment and acquisition opportunities in such industries. Mr. Schwieters is the Vice Chairman of Perseus, LLC, a merchant bank and private equity fund management company, and is a director of several public companies. Mr. Kay is the Managing Director of Navigant Consulting, a consulting firm providing litigation, financial, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies and serves on a number of boards of directors of public and private companies. In each case, our executive officers’ and directors’ existing directorships may give rise to fiduciary obligations that take priority over any fiduciary obligation owed to us.

If any of our executive officers and directors become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which he or she is or may be affiliated, due to existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. In this connection, our executive officers and directors have agreed to present to us for consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of an operating business in the business services industry until the earlier of the consummation by us of an initial business combination, the distribution of the trust account, or until such time as the executive officer or director ceases to be an officer or director, provided that the presentation of such opportunity to us shall in each case be subject to any fiduciary duty of such executive officer or director arising from a pre-existing fiduciary relationship. In addition, A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall have agreed to present opportunities to us involving a potential target company whose enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition, again subject to the obligations of any pre-existing fiduciary duty.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire a company. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate an initial business combination through a blank check public company or a company with a structure similar to ours.

Because each of our executive officers and directors will directly or indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

A. Clayton Perfall, our Chief Executive Officer and President, Brian H. Burke, our Chief Financial Officer and Treasurer, and Matthew C. Fletchall, our Vice President of Corporate Development and Secretary, each indirectly will own shares of our common stock through ownership in Union Street Capital Management, LLC. In addition, our directors will own shares of our common stock. Upon our dissolution and liquidation, none of Union Street Capital Management, LLC or our executive officers or directors will have the right to receive distributions from the trust account with respect to shares of our common stock they acquired prior to the completion of this offering, and it and they would lose its and their entire investment in us were this to occur. Therefore, our executive officers’ and directors’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating an initial business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account, unless the initial business combination is consummated. The amount of available proceeds is based upon our executive officers’ and directors’ estimate of the amount needed to fund our operations for the next 24 months and consummate an initial business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with an initial business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of an initial business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders which may raise potential conflicts of interest.

In light of our executive officers’, directors’ and existing stockholders’ involvement with other companies and our intent to consummate an initial business combination, we may decide to acquire one or more businesses affiliated with our executive officers, directors or existing stockholders. Certain of our executive officers and directors, identified below, are affiliated with the following entities that are active in the business services industry: Mr. Perfall with AHL Services, Inc., inVentiv Health and Affinity Direct; Mr. Burke and Mr. Fletchall with AHL Services, Inc.; Mr. Schwieters with Perseus, LLC and Mr. Kay with Navigant Consulting. Our executive officers, directors and existing stockholders are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would consider such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of an Initial Business Combination”. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders, or our current executive officers and directors, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. We have agreed to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., which we refer to as NASD, with respect to the satisfaction of such criteria if one of our executive officers or directors is affiliated with that target business. However, in other situations, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business or businesses have sufficient fair market value.

The American Stock Exchange may delist our Securities from trading on its exchange which could limit investors’ ability to make transactions in our Securities and subject us to additional trading restrictions.

We intend that our units, shares of common stock and warrants, which we refer to as our Securities, will be listed on the American Stock Exchange on or promptly after the date of this prospectus. We cannot assure you that our Securities will be, or will continue to be, listed on the American Stock Exchange in the future, prior to a business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our Securities from trading on its exchange and we are not able to list our Securities on another national securities exchange, we expect our Securities could be quoted on the OTC Bulletin Board or the “pink sheets.” As a result, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our Securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Securities;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our units, and eventually our common stock and warrants will be listed on the American Stock Exchange, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our Securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our Securities would not be covered securities and we would be subject to regulation in each state in which we offer our Securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our Securities may be adversely affected.

If at any time our Securities are no longer listed on the American Stock Exchange or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our Securities may be adversely affected. As a result, the market price of our Securities may be depressed, and you may find it more difficult to sell our Securities.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

The net proceeds from this offering and the private placement, after reserving $1,800,000 of the proceeds for our operating expenses, will provide us with approximately $93,075,000 (or $107,025,000 if the over-

allotment option is exercised in full), excluding deferred underwriting discounts and commissions, which we may use to consummate an initial business combination. Although we are permitted to consummate an initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the initial business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to consummate an initial business combination with only a single operating business, which may have only a limited number of services or products. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single operating business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single operating company with which to consummate an initial business combination, we may seek to combine contemporaneously with multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small number of our executive officers and directors and our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that can take advantage of trends in the business services industry. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining how to value such a company, we would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target company with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may acquire a target business with operations located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a domestic target company which may have operations outside of the United States may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of combining with a foreign target business and, subsequent to the combination, our future net revenues. These types of risks may impede our ability to successfully consummate an initial business combination with a target business which has operations located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholders will own approximately 20% of our issued and outstanding shares of common stock (or approximately 18% if the over-allotment option is exercised in full). In addition, there is no restriction on the ability of our executive officers, directors and existing stockholders to purchase units or shares of our common stock either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our executive officers, directors and existing stockholders would increase. Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case, all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result of their substantial beneficial ownership through control of Union Street Capital Management, LLC, A. Clayton Perfall, our Chief Executive Officer and President, Brian H. Burke, our Chief Financial Officer and Treasurer, and Matthew C. Fletchall, our Vice President of Corporate Development and Secretary, each may exert considerable influence on actions requiring a stockholder vote, including the election of executive officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers and similar transactions (other than approval of the initial business combination). Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following an initial business combination.

Our existing stockholders paid approximately $0.008 per share for their shares, and accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering is dilutive to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of 27.4% or $2.19 per share (the difference between the pro forma net tangible book value per share of $5.81 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate an initial business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,500,000 shares of common stock. In addition, in connection with the private placement, we will be issuing warrants to Union Street Capital Management, LLC to purchase 2,475,000 shares of common stock. To the extent we issue shares of common stock to consummate an initial business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate an initial business combination or may increase the cost of a target business if we are unable to consummate an initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholders’ exercise of their registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate an initial business combination.

Union Street Capital Management, LLC is entitled to demand on up to three occasions that we register the resale of its shares of common stock and private placement warrants, including the underlying shares of common stock. Union Street Capital Management, LLC and our directors also have certain “piggyback” registration rights and the right to unlimited registration on Form S-3 to the extent that we are eligible to use Form S-3. If Union Street Capital Management, LLC and our directors exercise their registration rights with respect to all of their shares of common stock (including the shares underlying warrants purchased in the private placement) and warrants, then there will be an additional 5,600,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate an initial business combination or increase the cost of a target business in the event that we are unable to consummate an initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement and a prospectus available for use relating to the common stock underlying our warrants may deprive our warrants of value and the market for our warrants may be limited.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. The private placement warrants will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the public warrants is not effective and a prospectus relating to those shares is not available for use by the public warrant holders. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefore in the absence of an effective registration statement or a prospectus available for use. Warrant holders’ sole remedy for our failure to maintain an effective registration statement or a prospectus available for use is an extension of the expiration date for the warrants for a period of time equal to the period during which there is not an effective registration statement under the Securities Act with respect to the common stock and a prospectus with respect to the common stock that is available for use. Notwithstanding any extension of the expiration date, the warrants may never become exercisable if we never comply with these registration requirements. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate an initial business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term businesses in the business services sector. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our principals are experienced as officers and directors in the business services sector.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;

•	restrictions on the nature of our investments;

•	restrictions on our capital structure and use of multiple classes of securities; and

•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate an initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate an initial business combination.

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered “cash items” for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered “investment securities” within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating businesses for the long term in the business services sector (rather than on buying and selling companies in the manner of a merchant bank or private equity fund) we intend to avoid being deemed an “investment company” within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. In addition, if we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Risks Associated with the Business Services Industry

We intend to consummate an initial business combination with a company in the business services industry. After our initial business combination, we would be exposed to certain risks, including the following:

The business services industry is highly competitive and we may be unable to compete with businesses that have greater resources than we do.

After we consummate our initial business combination, we expect to face significant competition for business services clients and we expect that competition will increase as the trend towards offshore outsourcing and expansion by foreign and domestic competitors continues and continuing technological changes result in new and different competitors entering the market. These competitors may have greater resources or a lower cost structure than we will, enabling them to offer price reductions, adopt new or emerging technologies faster than we will, devote greater resources to the promotion and sale of their products and services than we will, or obtain client contracts by making available financing support that we may be unable to provide. Some of these competitors will have longer operating histories, more technological expertise, more recognizable brand names and more established relationships in industries that our business may serve in the future. Our business will need to keep pace with our competitors’ use of technology both to run its own operations and to provide services to clients. If it is unable to keep pace with changes in technology, its services or products could become obsolete, or it may operate less efficiently than our competitors, putting us at a competitive disadvantage. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm its business, operating results, financial condition and future prospects. Competition in the business services industry could include offshore service providers, large consulting companies seeking operational outsourcing opportunities and potential clients’ own internal service organizations.

We could cause disruptions to our clients’ business from inadequate service, resulting in loss of clients and serious damage to our reputation.

Failure to meet service requirements of a client could result in that client terminating their relationship with us. In addition, a failure or inability to meet a client’s expectations could seriously damage our reputation and affect our ability to attract new business. Such damage to our reputation could cause some existing clients’ to decide not to renew contracts with us. Repairing this damage may require significant time and we may need to incur additional costs and expend additional efforts to reestablish our reputation in the industry and regain the confidence of potential clients.

Fraudulent data access and other security breaches may negatively impact our business and harm our reputation.

Security breaches in our facilities, computer networks and databases may cause harm to our business and reputation and result in a loss of customers. Despite security measures that we will undertake, systems may be vulnerable to physical break-ins, computer viruses, attacks by hackers and similar disruptive problems. Third-party contractors also may experience security breaches involving the storage and transmission of proprietary information. If users gain improper access to our databases, they may be able to steal, publish, delete or modify confidential third-party information that is stored or transmitted on the networks. In addition, misuse by customers of our information services could cause harm to our business and reputation and result in loss of customers. A security or privacy breach may affect us in the following ways:

•	deterring customers from using our services and products;

•	deterring data suppliers from supplying data to us;

•	harming our reputation;

•	exposing us to liability;

•	increasing operating expenses to correct a breach;

•	affecting our ability to meet customers’ expectations; or

•	causing inquiry from governmental authorities.

We may encounter long sales and implementation cycles that require significant resource commitments by us and our clients, which they may be unwilling or unable to make.

Some sectors that we may consider for a business combination providing business services may involve significant resource commitments by us and our clients. After the consummation of an initial business combination, we may expend substantial time and money on potential clients, educating them as to the value of our services and products and assessing the feasibility of integrating our systems and processes with theirs. Decisions relating to engaging business service providers generally involve the evaluation of the service by our clients’ senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements. We may expend significant funds and management resources during the sales cycle, and ultimately the potential client may not engage our services. Our sales cycle for all of our services is subject to significant risks and delays over which we have little or no control, including:

•	potential clients’ alternatives to our services or products, including their willingness to replace their internal solutions or existing vendors;

•	potential clients’ budgetary constraints, and the timing of our clients’ budget cycles and approval process;

•	potential clients’ willingness to expend the time and resources necessary to integrate their systems with our systems and network; and

•	the timing and expiration of potential clients’ current outsourcing agreements for similar services.

If we are unsuccessful in closing sales after expending significant funds and management resources, or if we experience delays in the sales cycle, it could have a negative impact on our revenues and margins. The sales and implementation process occupies important personnel resources that could otherwise be assisting other new clients. Moreover, after being engaged by a client after the sales process, it may take an additional period of time to integrate the client’s systems with ours, and to thereafter ramp-up our services to the client’s requirements.

In certain sectors of the business services industry, we may be subject to extensive laws and regulations.

In some sectors that we may consider for a business combination, companies have become subject to an increasing amount of federal and state regulation. To the extent that we have foreign operations, we will also be subject to the laws and regulations of the different jurisdictions where we operate. Failure to comply with applicable laws may subject us to, among other things, liability for monetary damages, fines and/or criminal prosecution, unfavorable publicity, restrictions on our ability to continue to serve our clients or engage new clients, and allegations by our clients that we have not performed our contractual obligations, any of which may have a material adverse effect on our profitability and cash flow. Additional federal, state, local or foreign legislation, or changes in regulatory implementation, could further limit our activities or those of our clients in the future or significantly increase the cost of regulatory compliance in the affected jurisdiction.

If we rely on the use of intellectual property, we may be exposed to intellectual property infringement claims.

If we combine with a target company that relies heavily on the use of intellectual property to run its business, such entity may license, rather than own, the software that it uses from third-party vendors. If these vendors assert claims that we or our clients are infringing on their software or related intellectual property, we could incur substantial costs to defend these claims, which could have a material effect on our profitability and cash flow. In addition, if any of these vendors’ infringement claims are ultimately successful, the vendors could require us to (1) cease selling or using services or products that incorporate the challenged software or technology, (2) obtain a license or additional licenses from our vendors, or (3) redesign our services or products which rely on the challenged software or technology. If we are unsuccessful in the defense of an infringement claim and these vendors require us to initiate any of the above actions, then such actions could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We may experience significant employee turnover and we may be unable to hire and retain enough sufficiently trained employees to support our operations, which could limit our ability to service clients, grow and operate profitably.

Some sectors of the business services industry are labor intensive and, following an initial business combination, our success could depend on our ability to attract, hire and retain qualified employees. Our growth could require that we continually hire and train new personnel. Higher than expected turnover among our employees would increase our recruiting and training costs and decrease operating efficiency and productivity and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively, and this would reduce our ability to continue our growth and operate profitably. We may be unable to continue to recruit, hire, train and retain a sufficient labor force of qualified employees to execute our growth strategy or meet the needs of our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. These forward-looking statements include, without limitation, statements regarding our:

•	expectations regarding competition for business combination opportunities;

•	beliefs regarding the types of businesses that we can purchase with the proceeds from this offering;

•	expectations regarding the prioritization of the fiduciary duties of our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	expectations regarding the involvement of our executive officers following a business combination;

•	estimate regarding the operating expenses of our business before and after the consummation of an initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	belief that upon completion of the private placement and this offering, we will have sufficient funds to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the American Stock Exchange;

•	intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution, if dissolution is necessary; and

•	plan to seek stockholder approval before we consummate our initial business combination.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross Proceeds
Offering	$100,000,000	$115,000,000
Private Placement	2,475,000	2,475,000

Total gross proceeds	$102,475,000	$117,475,000
Offering expenses(1)(2)
Underwriting discount (7% of gross proceeds of the offering)(3)	7,000,000	8,050,000
Legal fees and expenses	300,000	300,000
Miscellaneous expenses	37,000	37,000
Printing and engraving expenses	90,000	90,000
Accounting fees and expenses	60,000	60,000
SEC registration	22,000	22,000
NASD filing fee	21,000	21,000
AMEX listing fee	70,000	70,000

Total offering expenses	$7,600,000	$8,650,000

Net proceeds after offering expenses	94,875,000	108,825,000
Net offering proceeds not held in trust	1,800,000	1,800,000

Net proceeds held in trust for our benefit	$93,075,000	$107,025,000
Deferred underwriting discounts held in trust	2,000,000	2,300,000

Total amounts in trust	$95,075,000	$109,325,000

Percentage of the gross proceeds of the offering held in trust	95.075%	95.065%

Use of net proceeds not held in the trust account(2)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination		$600,000
Due diligence and investigation of prospective target business(4)		400,000
Legal and accounting fees relating to SEC reporting obligations		50,000
Administrative fees relating to office space ($7,500 per month for 2 years)		180,000
Director and officer insurance		300,000
Corporate franchise taxes		60,000
Working capital to cover potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves, costs and expenses associated with our dissolution and liquidation, and other miscellaneous expenses not yet identified(5)		210,000

Total		$1,800,000

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from Union Street Capital Management, LLC as described below. This loan will be repaid out of the gross proceeds of this offering.
(2)	These expenses are estimates only. Although the aggregate amount of our expenses is not expected to change, our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than these fluctuations, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from the amount of our excess working capital.

(3)	Includes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate an initial business combination, $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and commissions (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). See the section entitled “Underwriting—Discounts and Commissions.”
(4)	These expenses include any reimbursements to be made to our executive officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business combination, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our executive officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).
(5)	The not yet identified miscellaneous expenses include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above and costs and expenses associated with our dissolution and liquidation

We intend to use the proceeds from the sale of the units in this offering and the sale of warrants in the private placement to acquire one or more operating businesses in the business services industry.

After non-deferred expenses of this offering and the private placement, $95,075,000 (or $109,325,000 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes, the proceeds will not be released from the trust account until the earlier of the consummation of an initial business combination or our dissolution and liquidation. We expect to use the proceeds held in the trust account to acquire one or more domestic or foreign operating businesses in the business services industry. Interest earned on the trust account (net of taxes payable) will be held in the trust account for use in consummating an initial business combination or released to investors upon exercise of their conversion rights or upon our dissolution and liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after our initial business combination. While it is difficult to determine what the specific operating expenses of our business after consummation of an initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees or compensation exceed the available proceeds not deposited in the trust account. If we consummate an initial business combination, $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and compensation, as set forth in this prospectus (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights).

Net proceeds of this offering and the private placement in the amount of $1,800,000 will not be held in the trust account and may be used to fund our operations up to the next 24 months, as described below.

We expect to use approximately $600,000 for legal, accounting and other expenses attendant to the structuring and negotiation of an initial business combination, $400,000 for expenses related to due diligence and investigation of prospective target businesses, and $50,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all members of our executive officers and directors and may include engaging market research and valuation firms as well as other third-party consultants. None of our executive officers or directors will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we consummate a business combination.

We have agreed to pay Union Street Capital Management, LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in Alexandria, Virginia, the fees charged by Union Street Capital Management, LLC are at least as favorable as we could have obtained from unaffiliated third parties.

We expect to use approximately $300,000 for premiums for director and officer insurance for a 24-month period. In addition, we have reserved approximately $60,000 for the payment of corporate franchise taxes. We intend to use the excess working capital (approximately $210,000) for other expenses incurred in structuring and negotiating an initial business combination and, if necessary, to cover the costs and expenses associated with our dissolution and liquidation (which we estimate would be in the range of $50,000 to $75,000). For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable target businesses, in which event we may pay a finder’s fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available net proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available proceeds not deposited in the trust account, we would not be able to pay such fees or compensation unless we consummate an initial business combination. In addition, the excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

We believe that, upon consummation of this offering and the private placement, we will have sufficient available funds to operate at least for the next 24 months, assuming that an initial business combination is not consummated during that time. The amount of available proceeds is based on the executive officers’ and directors’ estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with an initial business combination or if we expend a significant portion of the available proceeds in pursuit of an initial business combination that is not consummated. If our estimates prove inaccurate, our ability to consummate an initial business combination may be impaired, and if we are required to dissolve and liquidate upon our failure to complete a business combination, the amount distributed to our public stockholders could be subject to reduction compared to our estimates as a result of the claims of creditors. For more information, see the section entitled “Risk Factors—Risks Relating to the Company and the Offering—We may have insufficient resources to cover our operating expenses and the expenses of consummating an initial business combination” and “Risk Factors—Risks Relating to the Company and the Offering—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $7.60 per share.”

However, if we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing, either from our executive officers and directors, Union Street Capital Management, LLC or third parties. We may not be able to obtain additional financing, and none of our management, including our executive officers and directors, our existing stockholders or Union Street Capital Management, LLC is obligated to provide any additional financing. If we do not have sufficient proceeds not held in the trust account and cannot find additional financing, we may be required to dissolve and liquidate prior to consummating an initial business combination.

Union Street Capital Management, LLC has loaned a total of $200,000 to us for the payment of offering expenses. The loan is interest free and will be paid upon the completion of this offering out of the gross proceeds.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be held in the trust account and invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, or securities issued by the United States so that we are not deemed to be an investment company under the 1940 Act.

Other than (i) the repayment of the $200,000 loan described above and (ii) administrative services arrangement for services rendered to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Since the role of our current executive officers and directors after an initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after an initial business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on its pro rata portion of the funds in the trust account, net of taxes payable) only in the event of our dissolution and liquidation upon our failure to consummate an initial business combination or if that public stockholder were to seek to convert shares into cash in connection with our initial business combination that the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization as of July 28, 2006 and as adjusted to give effect to the sale of our units in this offering and the sale of warrants in the private placement, the application of the estimated net proceeds derived from the sale of such securities and the repayment of a $200,000 loan payable to Union Street Capital Management, LLC. This table should be read in conjunction with our selected financial data and the financial statements included elsewhere in this Prospectus.

	As of July 28, 2006
	Actual	As Adjusted
Note payable	$200,000	$—

Total debt(1)	$200,000	$—

Common stock, $0.0001 par value, 0 and 2,499,999 shares which are subject to possible conversion, shares at conversion value(2)	$—	$18,614,993

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.0001 par value, 100,000,000 shares authorized; 3,125,000 shares issued and outstanding—actual; 13,125,001 shares issued and outstanding—as adjusted (excluding 2,499,999 shares subject to possible conversion)	$313	$1,313
Additional paid-in capital	24,687	76,283,694
Deficit accumulated during the development stage	(2,912)	(2,912)

Total stockholders’ equity	$22,088	$76,282,095

Total capitalization	$222,088	$94,897,088

(1)	Assumes payment of, and therefore excludes, deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting—Discounts and Commissions.”
(2)	If we consummate an initial business combination, the conversion rights afforded to our public stockholders, other than our executive officers, directors and existing stockholders, may result in the conversion into cash of up to 2,499,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ discounts and commissions), inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

As of July 28, 2006, our net tangible book value was a deficiency of $55,699, or approximately ($0.02) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,499,999 shares of common stock which may be converted into cash) as of July 28, 2006 would have been approximately $76,282,095, or approximately $5.81 per share, representing an immediate increase in net tangible book value of approximately $5.83 per share to our existing stockholders and an immediate decrease in net tangible book value of approximately $2.19 per share or approximately 27.4% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$8.00
Net tangible book value (deficit) before this offering and the private placement	$(0.02)
Increase attributable to new investors in this offering and the private placement	5.83

Pro forma net tangible book value after this offering and the private placement		$5.81

Dilution to new investors		$2.19

For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $18,614,993 because if we consummate an initial business combination, the conversion rights of our public stockholders, other than our executive officers, directors and existing stockholders may result in the conversion into cash of up to 19.99% of the 12,500,000 shares included in the units sold in this offering, at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ discounts and commissions) calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering. In addition, our pro forma net tangible book value after this offering has been reduced by $2,000,000, representing the deferred underwriters’ discounts and commissions payable on consummation of an initial business combination.

The pro forma net tangible book value per share after this offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(55,699)
Offering costs incurred in advance and excluded from net tangible book value	77,787
Net Proceeds from this offering and the private placement before deferred underwriting costs	96,875,000
Deferred underwriting costs excluded from net tangible book value before this offering and the private placement(1)	(2,000,000)
Less: Proceeds held in the trust account subject to conversion to cash	(18,614,993)

Total net tangible book value after this offering and the private placement	$76,282,095

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	3,125,000
Shares of common stock included in the units offered in this offering and the private placement	12,500,000
Less: Shares subject to conversion(2)	(2,499,999)

Total shares of common stock	13,125,001

(1)	The deferred underwriting discounts and commissions are subject to a $0.16 per share reduction for stockholders who exercise their conversion right.
(2)	This table notes that we may be required to convert up to a maximum of 2,499,999 shares to cash in connection with our initial business combination.

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Shares Purchased		Total Consideration(1)		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,125,000	20%	$25,000	0.02%	$0.008
Public stockholders	12,500,000	80%	100,000,000	99.98%	$8.000

Total	15,625,000	100%	$100,025,000	100.00%

(1)	Total consideration includes consideration paid for warrants as well as shares of common stock, included in the units issued in the offering.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. Prior to consummating an initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest accrued on funds in the trust account that are required to be maintained therein until consummation of an initial business combination or our dissolution and liquidation. Subsequent to our initial business combination, our board of directors intends to retain all earnings, if any, for use in our business operations. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any after an initial business combination, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition and will be within the discretion of our then board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on July 18, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the business services industry. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock, and debt, to consummate an initial business combination.

The issuance of additional capital stock or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in this offering and the sale of warrants in the private placement will be $94,875,000 (or $108,825,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of approximately $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full), $95,075,000 (or $109,325,000 if the underwriter’s over allotment is exercised in full) will be held in the trust account and $1,800,000 will not be held in the trust account and will be used by us as working capital. If we consummate an initial business combination, we will use $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). We expect to use the remaining net proceeds of this offering and the private placement in the trust account, after the payment of deferred underwriters’ discounts and commissions, to acquire one or more operating businesses. However, we may not use all of the proceeds in the trust account in connection with an initial business combination, either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

We expect to use $1,800,000 of the proceeds not held in the trust account to fund our operating expenses pending a business combination, including identifying and evaluating prospective target businesses, selecting one or more operating businesses, and structuring, negotiating and consummating the initial business combination. We believe that, upon the completion of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $600,000 of expenses for legal and accounting fees relating to the structuring and negotiating of our initial business combination;

•	approximately $400,000 of expenses and fees relating to the due diligence investigation of potential target businesses;

•	approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative expenses;

•	approximately $300,000 for director and officer insurance;

•	approximately $60,000 for corporate franchise taxes; and

•	approximately $210,000 for general working capital that will be used for other expenses, including costs and expenses associated with our dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), if necessary, and reserves.

We do not anticipate that we will need additional financing following this offering in order to meet the expenditures required for operating our business pending an initial business combination. However, we may need to obtain additional financing to the extent such financing is required to consummate an initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

On July 24, 2006 Union Street Capital Management, LLC made us an interest-free loan of $200,000 for payment of offering expenses. The loan will be repaid out of the gross proceeds of this offering.

PROPOSED BUSINESS

Overview

We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the business services industry.

We expect to evaluate target businesses in North America that operate within and benefit from demand, growth and favorable trends affecting the business services industry. Although the nature and scope of the ultimate roles of members of our executive officers after an initial business combination will depend upon the structure of the business combination we consummate, the employment arrangements they negotiate and the skills and depth of our target business’ management team, we expect that our executive officers will continue to be actively involved in our business after the consummation of an initial business combination. See the sections entitled “—Consummating an Initial Business Combination—Limited Ability to Evaluate the Target’s Management” and “Risk Factors—Risks Relating to the Company and the Offering.”

Business Services Industry

Services industries represent a large and growing share of U.S. Gross Domestic Product, which we refer to as GDP. According to the Bureau of Economic Analysis, which we refer to as BEA, an agency of the U.S. Department of Commerce, the services sector represented $8.3 trillion, or approximately 68% of total GDP, in 2005, up from $1.5 trillion, or approximately 53% of total GDP, in 1980. The business services industry, a subset of the services sector, encompasses companies that undertake the management, delivery or operation of one or more business processes or functions of other companies. Based on BEA’s GDP-by-industry account data, the business services industry represented approximately $4.9 trillion or 39%, of GDP in 2005 and grew 5% from 2004 to 2005, led by the information services sector which experienced growth of 7.4%. The primary drivers behind this growth are increasing use of outsourcing to reduce operating costs, convert fixed costs to variable costs, increase revenue and improve employee productivity, as well as new technologies and services resulting in new market opportunities. Based on the experience of our executive officers in the business services industry, we believe that the business services industry is characterized by the following:

•	large, fragmented industry;

•	growth allows for enhanced profit margins through economies of scale;

•	limited capital expenditure requirements; and

•	cash flow that closely correlates to operating results.

Our executive officers and directors have a broad range of business services experience, which will be valuable in sourcing, evaluating and executing a business combination. Although we may consider a target business in any sector of the business services industry, we intend to concentrate our search for a business combination in the following target sectors:

•	marketing services;

•	business information services;

•	human capital management;

•	facilities and logistics services; and

•	professional services.

Marketing Services

The marketing services sector includes direct marketing, interactive marketing, outsourced sales, sales promotion and customer care. With traditional mass marketing methods becoming less effective, marketers are increasingly focusing on alternatives, such as direct marketing and sales promotion. Direct marketing permits greater personalization than mass media advertising and enables marketers to determine success or failure virtually immediately. Sales promotion, which includes point-of-purchase displays, in-store sampling and field-marketing are short-term incentives or activities designed to encourage the sale of a product, and can be directed at either the consumer, sales staff, or distribution channel members, such as retailers and wholesalers. According to Veronis Suhler Stevenson, an independent merchant bank, marketing services, excluding customer care, accounted for over $257 billion of expenditures by businesses in the United States in 2004, and are expected to account for over $355 billion by 2009, representing a 6.7% compound annual growth rate. Key growth drivers of the marketing services sector include:

•	marketers pursuing alternatives to mass market advertising that target specific geographic and demographic segments;

•	marketers demanding a higher return on investment for their advertising expenditures as well as accurate measurements to prove their effectiveness; and

•	increasing complexity of consumer products and services combined with growing consumer sophistication, which requires marketers to continually develop new means to reach and engage consumers.

Business Information Services

The business information services sector includes marketing information, financial and economic information, credit and risk information, database marketing and analytics services. Business information services have evolved over time to provide faster and more sophisticated data collection, analysis and reporting. Analytics services include customer segmentation, modeling and data mining services. According to Veronis Suhler Stevenson, spending on business information services was $78.1 billion in the United States in 2004 and is expected to reach $113.2 billion by 2009, representing a 7.7% compound annual growth rate. Key growth drivers of the business information services sector include:

•	increasing demand for business intelligence, such as market research, which requires transforming huge stores of data into insight for real-time, operational decision making to maintain competitiveness;

•	greater demand from marketing organizations for products that allow easy and accurate measurement of results and delivery of data;

•	increasing need for sophisticated risk information, scoring and analytics for risk management, especially with the growing frequency of identity theft; and

•	greater demand for information and services that improve workers’ efficiency and effectiveness on the job.

Human Capital Management

The human capital management sector, which we refer to as HCM, includes HCM outsourcing, HCM consulting, outsourced training and staffing. IDC, a market research firm, estimates that the U.S. HR management services market, not including talent acquisition and staffing, will grow from $41.3 billion in 2005 to $68.3 billion in 2010, representing a compound annual growth rate of 10.6%. Components of HCM outsourcing include candidate background screening, employee performance management processes, employee benefits plan processing and administration, and record keeping. HCM consulting includes strategy, employee benefits, retirement planning, group health insurance and pension planning consulting. In recent years, companies have increased their focus on HCM as a critical element of their corporate strategy and competitive advantage, and they have demonstrated an increasing willingness to outsource a number of HCM functions, primarily for cost savings and access to expertise. HCM consulting services represents the highest percentage of overall HCM spending in the United States, while HCM outsourcing remains the fastest-growing segment of HCM. According to IDC, staffing services spending in the United States is forecast to increase from $11.6 billion in 2004 to $18.4 billion in 2009, representing a 9.7% compound annual growth rate. With labor comprising a significant percentage of corporate cost structures, many organizations have begun to outsource staffing-related functions in an effort to reduce costs and improve efficiency of their human capital assets. Key growth drivers of the HCM sector include:

•	ability to reduce overall HCM delivery costs through HCM outsourcing;

•	opportunity to improve overall HCM service quality and standardize HCM-related information technology, or IT, processes through outsourcing non-core HCM-related business processes, thereby enhancing efficiency and bringing more strategic focus to the role of HCM in the organization; and

•	in the case of outsourced training, the ability to move training expenses from fixed costs to variable costs, access to better technical expertise and increased speed to market.

Facilities and Logistics Services

The facilities and logistics services sector includes freight management, supply chain management, inventory services, fulfillment, document management, real estate services, facilities maintenance and other support services. According to Datamonitor, a market research firm, the U.S. logistics market generated total revenue of $184 billion in 2005 and is expected to reach $222 billion by 2010, representing a 3.8% compound annual growth rate. Key growth drivers of the facilities and logistics services sector include:

•	significant pressure on manufacturing and other facilities to improve their return on assets;

•	greater demand for more customized services and products and rapid delivery;

•	increased efficiency with the implementation of radio frequency identification technology on retail products; and

•	in the case of document management, greater demand for integrated Intranets, upgraded search and navigation capabilities, and central management of content.

Professional Services

The professional services sector includes business consulting, financial consulting, legal consulting, IT consulting and other professional services. According to IDC, business consulting spending in the Americas, which includes the U.S., Canada and Latin America, is forecast to increase from $14.3 billion in 2005 to $16.8 billion in 2010, representing a 3.2% compound annual growth rate. IDC also estimates that IT consulting spending in the Americas will grow from $10.3 billion in 2005 to $12.9 billion in 2010, representing a 4.6% compound annual growth rate. Key growth drivers of the professional services sector include:

•	compliance requirements under the Sarbanes-Oxley Act of 2002;

•	litigation and business disputes;

•	mergers and acquisitions; and

•	increasing demand for IT transformation and modernization.

Investment Focus

We intend to focus our efforts on identifying target businesses in the business services industry that have at least one of the following characteristics:

•	a strong fundamental, undercapitalized business with the potential to further grow its services, products, brands or geographic reach;

•	a valuable asset embedded in an underperforming business that would be more effectively utilized by improved management or technological or operational improvements; and

•	a service or product offering that may be enhanced by one or more “bolt on” acquisitions to complete the service or product offering of a target company.

We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we consummate our initial business combination, we expect to work with our target business’ management team to create value by (i) improving the base business through the implementation of marketing, operational, growth and management strategies and (ii) using the base business as a platform from which to grow, both organically and through acquisitions.

We anticipate that our search for potential target businesses will involve making contacts with targets through our executive officers and directors; seeking referrals from our professional network of contacts including management groups, corporations, banks, private equity funds, consultants, investment bankers, and business brokers active in the business services industry and contacting owners of business services companies that we identify.

Our Executive Officers and Directors Offer Us A Competitive Advantage

We believe that we possess competitive advantages to source, evaluate and execute business combinations. First, we believe that the background, operating histories and experience of our executive officers and directors have equipped us not only to provide access to a broad spectrum of investment opportunities, but also to improve upon the operational and financial performance of our target business. Second, based on our experience and our network of contacts, we believe that we will have access to deal flow for an initial business combination. Our executive officers and directors have a history of managing and advising a variety of businesses in the business services industry. While the past success of our executive officers and directors in managing and implementing business combinations does not guarantee that they will successfully consummate an initial business combination for us, we believe that their prior experience will help us identify potential target businesses and negotiate terms and conditions for our initial business combination. Further background on our executive officers and directors is included in this prospectus under “Management.”

A. Clayton Perfall, Chairman, Chief Executive Officer and President. Mr. Perfall has over 25 years of experience advising, operating, acquiring and selling business services companies. As the Chief Executive Officer of AHL Services, Inc., Mr. Perfall orchestrated the turnaround of five business services companies in North America, the United Kingdom and continental Europe, led the company’s private equity sponsored going private transaction, engineered the divestiture of three operating companies, and has been responsible for over 15,000 employees generating over $350 million in annual revenue. As the Chief Financial Officer and Director of Snyder Communications, Inc. from the time of its initial public offering through its sale to Havas Advertising, Mr. Perfall was a key member of the senior management team that acquired more than 40 business services companies over a four-year period, increased revenues from $83 million in 1996 to $719 million in 2000 and created three shareholder liquidity events valued at more than $2.7 billion. Mr. Perfall has been a Director of inVentiv Health from the time of its spin-off from Snyder Communications, Inc. in 1999 and contributed to the growth in its market capitalization from $220 million to approximately $910 million as of September 15, 2006. Mr. Perfall has acquired, owned and operated business services companies operating in each of the sectors upon which we will focus. We believe the relationships and reputation that Mr. Perfall has established through his involvement with these companies and their clients will be a significant competitive advantage as we seek to identify and evaluate candidates for a business combination.

Brian H. Burke, Chief Financial Officer and Treasurer. Mr. Burke has been a business partner with Mr. Perfall for over 20 years and has substantial experience advising, operating, acquiring and selling business services companies. As the Chief Financial Officer and Senior Vice President of Corporate Development of AHL Services, Inc., Mr. Burke was instrumental in the turnaround of five business services companies, the privatization of the holding company, the divestiture of three operating businesses and the development of key performance indicators and management reporting tools to evaluate operating performance. As the Vice President of Corporate Development of Snyder Communications, Inc., Mr. Burke led the acquisition diligence and negotiation processes for 36 completed transactions and numerous other transactions that were declined. We believe that Mr. Burke’s experience will be a critical resource as we evaluate the business performance and future prospects of candidates for a business combination.

Matthew C. Fletchall, Vice President of Corporate Development and Secretary. Mr. Fletchall has been a business colleague of both Mr. Perfall and Mr. Burke for more than 10 years. As the Vice President of Corporate Development of AHL Services, Inc., Mr. Fletchall was integrally involved in the privatization of the holding company and has had primary responsibility for managing the company’s capital structure, credit relationships and related internal and external reporting requirements. In addition, Mr. Fletchall provides analysis of operating metrics and manages the company’s treasury and tax functions. Mr. Fletchall has also supported Mr. Burke in the company’s divestiture of three operating businesses. Mr. Fletchall will support Mr. Perfall and Mr. Burke in evaluating candidates for a business combination.

John T. Schwieters, Director. Mr. Schwieters has over 40 years of experience in advising, operating acquiring and selling business services companies. As the Vice Chairman of Perseus, LLC, a merchant bank and private equity fund with over $1.3 billion of capital commitments, Mr. Schwieters is involved in sourcing, acquiring, operating and selling middle-market businesses. Formerly, as the Managing Partner for Arthur Andersen’s Mid Atlantic Region, Mr. Schwieters was responsible for all operations of a 4,100 person consulting practice. Through his current and former leadership positions, and as a member of the boards of directors of Choice Hotels International, Manor Care, Smithfield Foods and Danaher, Mr. Schwieters has established business acumen, relationships and reputation that we believe will be invaluable as we seek to identify and evaluate target businesses for a business combination.

David B. Kay, Director and Chair of the Audit Committee. Mr. Kay has over 25 years of experience in advising and operating business services companies. As a Managing Director of Navigant Consulting, Mr. Kay leads a practice that provides financial, accounting and operational consulting services to large, complex multinational companies. Formerly, Mr. Kay was the Chief Financial Officer of J.E. Robert Companies, a private equity and real estate investment management company that has purchased and managed assets totaling more than $8.0 billion. Through his current and former leadership positions, and as a member of the boards of directors of Chevy Chase Bank and Saul Centers Inc., Mr. Kay has established business acumen, relationships and reputation that we believe will not only assist us in identifying and evaluating target businesses for a business combination, but will provide us with the necessary financial experience for the audit committee.

We intend to leverage the extensive contacts and relationships of our executive officers and directors who together have more than 100 years of experience in the business services industry to source, evaluate and execute investment opportunities. Our executive officers and directors have strong reputations in the business services industry and long-term relationships with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in potential target sectors, and with other boards in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys, and accountants, among others, with knowledge of the business services industry. While the past successes of our executive officers and directors do not guarantee that we will successfully consummate an initial business combination, they will play an important role in assisting us to identify strong potential targets and negotiate an agreement for our initial business combination.

Future Services from Executive Officers and Directors

Our executive officers and directors have committed to stay involved until the consummation of an initial business combination or our dissolution and liquidation. Each of our executive officers and directors, directly or indirectly, owns shares and our executive officers purchased 2,475,000 private placement warrants prior to this offering. The role of our executive officers and directors following an initial business combination will depend on the type of business acquired and the skills and depth of the management of the target business.

Consummating an Initial Business Combination

General

We intend to utilize the net proceeds after expenses of this offering, our capital stock, debt, or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds after expenses of this offering are allocated to consummating an initial business combination, the proceeds are not otherwise designated, for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate an initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the initial business combination, proceeds from this offering then will be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate an initial business combination with a company that is financially unstable or in the development stage. We may seek to consummate an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to consummation of an initial business combination we will seek to have all vendors, prospective target businesses, or other entities, execute agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by the executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or a situation in which our executive officers and directors are unable to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then our executive officers will be jointly and severally personally liable for ensuring that the proceeds in the trust account are not reduced by claims made by such party to the extent that the payment of such debts or obligations actually reduces the amount in the trust account payable to our public stockholders in the event of our dissolution and liquidation and the claims were made by a vendor for services rendered, or products sold, to us, as well as claims of prospective target businesses for fees and expenses of third parties. However, if a potential contracted party executes a valid and enforceable waiver, then our executive officers will have no personal liability as to any claimed amounts owed to a contracted party. In this regard, the warrant agreement under which Union Street Capital Management, LLC has agreed to purchase warrants in the private placement includes an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

We intend to focus our search for potential targets with which to consummate an initial business combination in the business services industry. None of our executive officers, directors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding an initial business combination or has taken any direct or indirect measures to locate a specific target business or consummate an initial business combination.

Subject to the requirement that our initial business combination must be with an operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions, taxes payable) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective targets in the business services industry. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately consummate an initial business combination. If we combine with a financially unstable company or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Based on our executive officers’ and directors’ familiarity with acquisitions, our executive officers’ experience in and knowledge of the business services industry and the size of the business services industry, we believe there are a number of target businesses that are attractive business combination targets for us. However, we cannot assure you that we will identify, secure a definitive agreement with, or consummate an initial business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate an initial business combination for consideration in excess of our available assets at the time of the business combination.

Sources of Targets

We may identify a target business through our executive officers’ and directors’ contacts within the business services industry or through our public relations and marketing efforts. Our executive officers and directors have long standing business relationships, have seats on the boards of various companies and are involved in several charitable organizations and industry associations in their respective fields. Our executive officers and directors have over 100 years of combined experience in the business services industry. This breadth of experience, and tenure, may be a valuable basis with which to source business targets.

In addition to leveraging our experience and relationships within our executive officers and directors we anticipate that target businesses may also be brought to our attention from various unaffiliated parties such as business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources.

Our executive officers have committed to spending a majority of their time on our business. Our directors have no commitment to spend a specified amount of time in identifying or performing due diligence on potential target businesses. Our executive officers and directors believe that the relationships they have developed over their careers, in combination with the possible sources discussed above, will generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay any of our executive officers, directors, or existing stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination. In addition, none of our executive officers, directors, or existing stockholders will receive any finder’s fee, consulting fees, or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target and Structuring of an Initial Business Combination

Subject to the requirement that our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the business services industry. In evaluating a prospective target business, our executive officers and directors will consider, among other factors, the following:

•	financial condition and results of operations;

•	capital requirements;

•	business growth potential;

•	experience and skill of management and availability of additional personnel;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations or introduction of new services or products;

•	competitive position;

•	brand recognition and potential;

•	stage of development of the business and its services or products;

•	barriers to entry;

•	proprietary aspects of services or products and the extent of intellectual property or other protection for services, products or formulas;

•	degree of current or potential market acceptance of the services, products or processes and the potential for expansion;

•	regulatory environment of the industry; and

•	costs associated with consummating the initial business combination.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our executive officers and directors to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

Consistent with our objectives, we will endeavor to structure an initial business combination so as to achieve the most favorable tax treatment to us and our stockholders, while also taking into consideration that favorable tax treatment to the target businesses and their stockholders could enable us to negotiate a lower purchase price or preserve our cash. We cannot assure you, however, that the Internal Revenue Service or appropriate state or local tax authorities will agree with our tax treatment of the initial business combination.

The time required to select and evaluate a target business and to structure and consummate the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination. We will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with an initial business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. As a result, we expect that an initial public offering of $100,000,000 will enable us to consummate an initial business combination of a company with a fair market value of at least $74,460,000. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate an initial business combination for consideration in excess of our available assets at the time of such business combination.

In contrast to many other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account at the time of such business combination. The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers, directors or existing stockholders is affiliated with the target business. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD, with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with an initial business combination. We will provide our stockholders with the information that is required in accordance with Delaware General Corporate Law and the SEC’s proxy rules.

Lack of Business Diversification

While we may seek to consummate business combinations with more than one target business, because our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, we expect to consummate only a single business combination, although this may entail a simultaneous combination with more than one operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and net of taxes payable). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors—Risks Relating to the Company and the Offering—Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.”

Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an initial business combination;

•	cause us to depend on the marketing and sale of a single service or product or limited number of services or products; and

•	result in our dependency upon the performance of a single operating business.

If we consummate an initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination. See “Risk Factors—Risks Relating to the Company and the Offering—We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited Ability to Assess the Target’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating an initial business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current executive officers and directors will only be able to remain with the combined company after the consummation of an initial business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although we expect that our current executive officers and directors will remain actively involved in our business after consummation of an initial business combination, our executive officers only will be able to remain with the combined company after the consummation of an initial business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they chose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following an initial business combination, it may be less likely that our current executive officers and directors would remain with the combined company because control of the company would rest with the target company and not our current executive officers and directors unless otherwise negotiated as part of the transaction in the acquisition agreement, employment agreements or other arrangement. If our current executive officers and directors chooses to remain with us after the initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Our Initial Business Combination

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from completion of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet consummated). In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our executive officers, directors and existing stockholders have agreed to vote the shares of common stock acquired by them prior to the completion of this offering, either for or against an initial business combination in the same manner as the majority of the shares of common stock are voted by our public stockholders. Our existing stockholders have also agreed that they will not be eligible to exercise conversion rights with respect to those shares. In addition, our executive officers, directors and existing stockholders have agreed that they will vote any shares they purchase in the open market in or after this offering in favor of an initial business combination. As a result, an officer, director or existing stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning fewer than 20% of the shares sold in this offering vote against the proposed business combination and exercise their conversion rights. Voting against the initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per share conversion price would be approximately $7.60 before interest, or $0.40 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. If a stockholder votes against the initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after consummation of an initial business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not consummate our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on less than 19.99% of the public stockholders exercising their conversion rights.

Dissolution and Liquidation if No Business Combination

If we do not consummate an initial business combination within 18 months after the completion of this offering, or within 24 months if, after the completion of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after completion of this offering and the initial business combination related thereto has not been consummated within such 18-month period, we have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation. The plan of dissolution will provide that we dissolve and liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval. We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will be funded out of the proceeds of this offering not held in the trust account although we cannot assure you that those funds will be sufficient funds for such purposes. If such funds are insufficient to cover the costs of our dissolution and liquidation, Messrs. Perfall and Burke have agreed to indemnify us for our out-of-pocket costs associated with such dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to such dissolution and liquidation. To the extent that there are costs associated with our dissolution and liquidation that are not covered by Messrs. Perfall and Burke and we do not have sufficient funds for those purposes, the amount distributed to our public stockholders would be less than $7.60 per share, without taking into account interest earned in the trust account (net of taxes payable on income of the funds in the trust account).

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will dissolve and liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders have waived their right to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to shares of common stock acquired by them prior to this offering and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. Our executive officers, directors and existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants, which will expire unexercised and worthless if we are dissolved and liquidated.

If we were unable to consummate an initial business combination and we expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any (net of taxes payable on income of the funds in the trust account), earned on the trust account, the per share liquidation price would be approximately $7.60, plus interest, or approximately $0.40 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which will be prior to the claims of our public stockholders. Messrs. Perfall and Burke have each agreed that, if we dissolve and liquidate prior to the consummation of an initial business combination, they will be jointly and severally personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of persons owed money by us for goods or services rendered or contracted for, that we refer to as vendors, as well as claims of other parties with which we have contracted, including the claims of prospective target businesses with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target, or for fees and expenses of third parties if such person or entity does not provide a valid and enforceable waiver to rights or claims to the trust account, in each case to the extent that the payment of such debts or obligations actually reduces the amount in the trust account. Based on representations made to us by our executive officers, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we cannot assure you that our executive officers will be able to satisfy those obligations. Messrs. Perfall and Burke are only providing indemnification to the extent described above and will not be parties to any of our contracts with any vendors. As a result, they are not personally liable to pay any of our debts and obligations except as provided above. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $7.60, plus interest.

However, there is no guarantee that vendors, prospective target businesses, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. In addition, the indemnification provided by our executive officers is limited to claims by vendors and prospective target businesses that do not execute such valid and enforceable agreements. Claims by target businesses and vendors that execute such valid and enforceable agreements and claims by any other entities would not be indemnified by our executive officers. Based on representations made to us by our executive officers, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that our executive officers will be able to satisfy those obligations. The indemnification obligations may be substantially higher than our executive officers currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the Board’s recommendation of such plan;

•	upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate an initial business combination within 90 days of the expiration of 24 months after the completion of this offering (assuming that the period in which we need to consummate an initial business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If the transaction that permitted us to extend the 18-month time period is not approved, we will seek dissolution and liquidation promptly, even if it is more than 90 days prior to the end of the 24-month period. If no proxy statement seeking the approval of our stockholders for an initial business combination has been filed 30 days prior to the date that is 24 months after the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating an initial business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution. Please see the section entitled “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate, and distribute our assets to our public stockholders.”

We expect that our total costs and expenses associated with the implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is limited.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually consummated by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $95.1 million of the net proceeds from this offering and the private placement will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company.	$80.0 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.

Investments of net proceeds	The $95.1 million of net proceeds from this offering and the private placement held in the trust account will only be invested in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal and interest by, the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest earned from funds held in the trust account	Interest earned on funds held in the trust account (net of taxes payable on income of the funds in the trust account) will be held in the trust account for use in consummating an initial business combination or released to investors upon exercise of their conversion rights or upon dissolution and liquidation.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the consummation of an initial business combination or the failure to consummate an initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	The initial target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately 90 business days following the earlier to occur of expiration or termination of the underwriters’ over-allotment option or its exercise in full or in part, unless the sole book-running manager determines that an earlier date is acceptable.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from exercise of the over-allotment option if such option has then been exercised. We will file this Form 8-K upon the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the consummation of an initial business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of an initial business combination or one year from the date of this prospectus and, accordingly, will	The warrants could be exercised prior to the consummation of an initial business combination, but securities received and cash paid in connection with the exercise would

	Terms of Our Offering	Terms Under a Rule 419 Offering
	only be exercised after the trust account has been terminated and distributed.	be deposited in the escrow or trust account.

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account including accrued interest net of income taxes on such interest, after distribution to us of interest income net of income taxes on such interest. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the completion of this offering, we may seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet consummated) we have not obtained stockholder approval for an alternate initial business combination, we will dissolve and liquidate and promptly distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Initial business combination deadline	Our initial business combination must occur within 18 months after the completion of this offering or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination is executed before the 18-month period ends; if our initial business combination does not occur within these time frames, we will dissolve and liquidate promptly after our stockholders approve such an action. Funds held in the trust account then will be promptly returned to investors, including accrued interest net of income taxes on such interest.	If an initial business combination has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	The proceeds held in the trust account are not released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of an initial business combination or the failure to consummate an initial business combination within the allotted time.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the restated certificate would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating, and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing an initial business combination with a target business. In addition:

•

the requirement that we obtain stockholder approval of an initial business combination and audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. Our executive officers and directors believes, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and or financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size, for the purpose of investing in the business service and related industries. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may be able to have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing an initial business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of an initial business combination may delay or prevent the consummation of an initial business combination within the 18-month or 24-month time periods;

•	the requirement that we prepare audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that have a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in consummating an initial business combination on favorable terms or at all.

If we succeed in consummating an initial business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human, and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to an initial business combination, we will have the resources to compete effectively, especially to the extent that the acquired businesses are in high-growth industries.

Facilities

We currently maintain our executive offices at 102 South Union Street, Alexandria, VA 22314. The cost for this space is included in the $7,500 per-month fee Union Street Capital Management, LLC will charge us for general and administrative services commencing on the effective date of this offering pursuant to a letter agreement between us and Union Street Capital Management, LLC. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of our consummation of an initial business combination or our dissolution and liquidation. We believe that based on rents and fees for similar services in the Alexandria, Virginia area, that the fee which will be charged by Union Street Capital Management, LLC is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have three executive officers, two of whom are also members of our board of directors. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall, will devote a portion of their working time to our business. As noted earlier, each of Mr. Perfall, Mr. Burke and Mr. Fletchall is affiliated with AHL Services, Inc., a private equity sponsored provider of marketing support services. The amount of time Mr. Perfall, Mr. Burke and Mr. Fletchall will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any other employees prior to the consummation of an initial business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for an initial business combination.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name:	Age:	Position:
A. Clayton Perfall	47	Chairman, Chief Executive Officer and President
Brian H. Burke	42	Chief Financial Officer, Treasurer and Director
Matthew C. Fletchall	33	Vice President of Corporate Development and Secretary
John T. Schwieters	66	Director
David B. Kay	49	Director

Below is a summary of the business experience of each of our executive officers and directors.

•	A. Clayton Perfall, our Chairman, Chief Executive Officer and President since our formation, has served as Chief Executive Officer of AHL Services, Inc. since September 2001. During that period, AHL Services has owned and operated marketing services and industrial staffing businesses throughout North America and Europe. Mr. Perfall is also the Managing Member of our sponsor, Union Street Capital Management, LLC. From January 2001 through June 2001, Mr. Perfall was the Chief Executive Officer of Convergence Holdings Limited, a company backed by GTCR Golder Rauner. From 1996 through 2000, Mr. Perfall was the CFO and member of the board of directors of Snyder Communications, Inc., an international provider of direct marketing, advertising, communications and professional services. Prior to joining Snyder Communications, Inc., Mr. Perfall was a partner at Arthur Andersen LLP.

Mr. Perfall has remained a Director of inVentiv Health, a leading provider of value-added services to the pharmaceutical and life sciences industries, since its spin-off from Snyder Communications, Inc. in 1999. Mr. Perfall has also served as a Director of Affinity Direct, a private marketer of student loan consolidation, since 2003, and he has served as a Director of Comstock Homebuilding Company, a residential real estate developer, since 2004. Prior to May 2005, Mr. Perfall was a Director of Imagitas, a marketing services portfolio company backed by The Carlyle Group and Bain Capital and later sold to Pitney Bowes for $265 million. Mr. Perfall is a Trustee of the Mason School of Business at the College of William & Mary and is a Governor of St. Stephen’s & St. Agnes School in Alexandria, Virginia. He is a member of the Young Presidents Organization.

•	Brian H. Burke, our Chief Financial Officer, Treasurer and Director since our formation, has served as both Chief Financial Officer and Senior Vice President of Corporate Development of AHL Services, Inc. since September 2001. Mr. Burke is a member of our sponsor, Union Street Capital Management, LLC. From January 2001 through June 2001, Mr. Burke was Vice President of Corporate Development of Convergence Holdings Limited. From July 1997 through October 2000, Mr. Burke was Vice President of Corporate Development for Snyder Communications, Inc. Mr. Burke began his career at Arthur Andersen LLP in 1985.

•	Matthew C. Fletchall, our Vice President of Corporate Development and Secretary since our formation, has served as Vice President of Corporate Development of AHL Services, Inc. since September 2001. Mr. Fletchall is a member of our sponsor, Union Street Capital Management, LLC. From January 2001 until June 2001, Mr. Fletchall was Director of Corporate Development of Convergence Holdings Limited. Prior to January 2001, Mr. Fletchall was a manager with Arthur Andersen LLP.

•

John T. Schwieters, Director, has been a Vice Chairman of Perseus, LLC since 2000. Perseus is a merchant bank and private equity fund management company that has invested in numerous buyout and growth equity transactions in the United States, Canada, and Western Europe and manages six investment funds with capital commitments totaling $1.3 billion. Prior to joining Perseus, Mr. Schwieters was the Managing Partner of Arthur Andersen’s Mid-Atlantic region and was a member of Arthur Andersen’s U.S. leadership team. Mr. Schwieters became a partner at Arthur Andersen in 1974 and was head of its Washington, D.C. tax practice from 1974 to 1989, becoming Office Managing Partner in 1989.

Mr. Schwieters is a member of the Board of Directors of Manor Care, Inc., Smithfield Foods, Inc., Danaher Corporation, Choice Hotels International, and the United Way of the National Capital Area. He is non-executive Chairman of Raleigh Cycle Limited and is a member of the board of Perseus Books Group LLC. He has also served as Chairman, Greater Washington Board of Trade and President, Greater Washington Society of CPAs. Mr. Schwieters holds a B.S. in Business Administration from Georgetown University and an L.L.B. from The George Washington University.

•	David B. Kay, Director, has been a Managing Director of Navigant Consulting since 2005. Navigant is a consulting firm providing litigation, financial, healthcare, energy and operational consulting services to large, complex multinational companies. From 2002 through 2004, he served as Managing Director and Chief Financial Officer of J.E. Roberts Companies, a fully integrated private equity, real estate investment management company that has purchased and managed over 11,000 assets totaling more than $8.0 billion in value. From 1990 through 2002, Mr. Kay was a partner with Arthur Andersen LLP. Mr. Kay sits on the board of directors and serves on the audit committee of Chevy Chase Bank and Saul Centers Inc. Mr. Kay holds a bachelor of Business Administration from Southeast Methodist University.

Number and Terms of Directors

Our board of directors has six directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of [                                 and                         ] will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Burke and Mr. Kay will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Perfall and Mr. Schwieters, will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

Our board of directors has determined that John T. Schwieters and David B. Kay are “independent directors” as defined in the American Stock Exchange listing standards and applicable SEC rules. The American Stock Exchange listing standards require that a majority of our board of directors be independent. We intend to appoint additional members to our board of directors in the future to meet the requirement that a majority of our board of directors be independent within one year of our listing on the American Stock Exchange.

Committees of the Board of Directors

Audit Committee

Our board of directors has an Audit Committee that reports to the board of directors. Mr. Kay and Mr. Perfall serve as members of our Audit Committee. Under the American Stock Exchange listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Currently, only David Kay is independent. Since we are listing on the American Stock Exchange in connection with our initial public offering, we are permitted to have one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year. When we have identified two additional independent directors, as we intend to do, they will serve on the Audit Committee, and Mr. Perfall will resign from the committee.

Mr. Kay serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that Mr. Kay qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee’s approval will be required for any affiliated party transaction.

Other Committees

We do not currently have a compensation or similar committee. The independent members of our board of directors perform the functions of a compensation committee.

We do not currently have a nominating or similar committee. The independent members of our board of directors perform the functions of a nominating committee.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with an initial business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

In addition, our current executive officers and directors may or may not remain with our company following an initial business combination, depending on the type of business acquired and the sector of the business services industry in which the target company operates. If they do remain with our company, we may enter into employment or other compensation arrangements with them following an initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following an initial business combination.

Code of Ethics

We will adopt a code of ethics that applies to our executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Founder

We were formed on July 18, 2006 by Union Street Capital Management, LLC, a Delaware limited liability company whose members are family trusts associated with Mr. Perfall, Mr. Burke and Mr. Fletchall. Union Street Capital Management, LLC, will provide administrative services to us, which shall include leasing office space, pursuant to an office services agreement, but otherwise has no business activities other than sponsoring us. Under the terms of the operating agreement, there are three classes of membership interests based on the assets on which the holder of such interest has a claim. Mr. Perfall, as trustee for each of his family trusts, is the beneficial owner of 70% of the Class B Interests, which represents beneficial ownership of 2,143,750 shares of common stock purchased by Union Street Capital Management, LLC; 85% of the Class A Interests, which represents beneficial ownership of 2,103,750 of our private placement warrants; and 85% of the Class C Interests, which share in the profits and losses of Union Street Capital Management, LLC. Mr. Burke is the owner of 25% of the Class B interests, which represents beneficial ownership of 765,625 shares of our common stock purchased by Union Street Capital Management, LLC; 15% of the Class A Interests, which represents beneficial ownership of 371,250 of our private placement warrants; and 15% of the Class C Interests. Mr. Fletchall is the owner of 5% of the Class B Interests, which represents beneficial ownership of 153,125 shares of our common stock purchased by Union Street Capital Management, LLC.

Prior Share Issuances

On July 24, 2006, we issued 3,125,000 shares of our common stock to Union Street Capital Management, LLC for $25,000 in cash at a purchase price of approximately $0.008 per share. Subsequently, on August 7, 2006 Union Street Capital Management, LLC transferred 31,250 shares of our common stock to each of our outside directors, John T. Schwieters and David B. Kay (neither of whom have any relationship to Union Street Capital Management, LLC or any of our executive officers), for $250 in cash at a purchase price of approximately $0.008, or an aggregate purchase of $500. When we identify additional outside directors, as we intend to do, we expect that Union Street Capital Management, LLC will transfer shares to them in the same amount and on the same terms as those extended to Mr. Schwieters and Mr. Kay.

On [            ], 2006, we entered into an agreement with Union Street Capital Management, LLC pursuant to which it has agreed to purchase an aggregate of 2,475,000 warrants at a purchase price of $1.00 per unit. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

Union Street Capital Management, LLC will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. Union Street Capital Management, LLC can elect to exercise these registration rights at any time beginning three months prior to the date on which the escrow period applicable to such shares expires. In addition, Union Street Capital Management, LLC has certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. Our other existing stockholders have piggy-back registration rights with respect to their shares on registration statements filed following the date three months prior to the end of the escrow period. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•

None of our executive officers and directors is required to commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities. Each of our executive officers and directors is engaged in several other business endeavors. Our executive officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our executive officers and directors’ other affiliations, see section entitled “Management.” We and they have determined to deal with these potential conflicts as discussed below.

•	Our executive officers and directors are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us but have agreed not to become affiliated with any other blank check companies until our consummation of an initial business combination or our dissolution and liquidation.

•	In light of our executive officers’, directors’ and existing stockholders’ involvement with businesses in the business services industry and as our corporate purpose is to consummate a business combination with one or more operating businesses in the same industry, we may decide to acquire one or more businesses affiliated with our executive officers, directors or existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our executive officers, directors or existing stockholders is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting target businesses and consummating an initial business combination in a timely manner. These interests include membership interests held by our executive officers, two of whom are also directors, and two of our directors in Union Street Capital Management, LLC, and through those interests an indirect ownership in our securities held by Union Street Capital Management, LLC, which will be released from escrow prior to one year after a business combination only in limited circumstances, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement (other than funds maintained in the trust account), and possible employment with potential target businesses. In addition, it is possible that Messrs. Perfall, Burke and Fletchall, in their capacity as our executive officers, could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate.

•	Under a consulting agreement with Union Street Capital Management, LLC, a limited liability company the members of which are our executive officers, our executive officers will provide consulting services to AHL Services, Inc., beginning on January 1, 2007 through June 30, 2007, with an option to extend by mutual agreement of the parties.

•	Union Street Capital Management, LLC, has agreed that, commencing on the effective date of this prospectus it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Union Street Capital Management, LLC, $7,500 per month for these services. As a result of these affiliations, our executive officers will benefit from the transaction to the extent of their interest in Union Street Capital Management, LLC. However, these arrangements are solely for our benefit and are not intended to provide any of our executive officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Alexandria, Virginia area, that the fees charged by Union Street Capital Management, LLC, are at least as favorable as we could have obtained from unaffiliated third-parties.

In general, executive officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, A. Clayton Perfall has a preexisting fiduciary obligation that arises as a result of his affiliation with inVentiv Health, Inc. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. Thus, our executive officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. In this connection, our executive officers and directors have agreed to present to us for consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of an operating business in the business services industry, until the earlier of the consummation by us of an initial business combination, the distribution of the trust account, or until such time as the officer or director ceases to be an officer or director, provided that the presentation of such opportunity to us shall in each case be subject to any fiduciary duty of the undersigned arising from a pre-existing fiduciary relationship. In addition, A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall have agreed to present opportunities to us involving a potential target company whose enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination, again subject to any pre-existing fiduciary duty that they may have. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our existing stockholders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to their founders’ shares of common stock. Our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by it in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing stockholders have agreed to vote all of the shares of common stock owned by them immediately before the completion of this offering either for or against an initial business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. Accordingly, our existing stockholders will not have any conversion rights with respect to those shares acquired in or following completion of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against the initial business combination that is ultimately approved and consummated.

Union Street Capital Management, LLC, a stockholder, made us an interest-free loan of $200,000 for the payment of offering expenses. The loan will be repaid upon the completion of this offering out of the gross proceeds of this offering.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Other than the repayment of the $200,000 interest-free loan described above, the payment of $7,500 per month to Union Street Capital Management, LLC in connection with the general and administrative services arrangement for services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders or any of their respective affiliates prior to or in connection with the initial business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Each of A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall are also affiliated with AHL Services, Inc., a private equity sponsored provider of marketing support services. They will continue to be employees of AHL Services, Inc. until December 31, 2006. After that time, they will provide consulting services to AHL Services, Inc., pursuant to a consulting agreement that Union Street Capital Management, LLC intends to enter into with AHL Services, Inc. Additionally, Mr. Perfall will continue to serve as CEO and as a director of AHL Services, Inc. As a result, we believe that there is a risk of a conflict between our operations and AHL Services, Inc.’s operations. To minimize any conflicts or the appearance of a conflict, Mr. Perfall, Mr. Burke and Mr. Fletchall have agreed that, prior to entering into any definitive agreement to invest in or purchase any company or business in the business services industry and only up until such time as we consummate an initial business combination, they will present such investment or purchase opportunity, to the extent that it involves a potential target company or companies whose aggregate enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination, to a committee of our independent directors for our review and shall not enter into such agreement or present such opportunity to any third party until we, through our committee of independent directors, have had a reasonable period of time to determine whether or not to pursue such opportunity. If we decide not to pursue the opportunity presented, Mr. Perfall, Mr. Burke and Mr. Fletchall will be able to pursue the opportunity for their own account or to offer the opportunity to any third-party.

We consider A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall to be our “promoters” and Union Street Capital Management, LLC to be our “parent” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 28, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and nature of beneficial ownership		Approximate percentage of outstanding common stock
Name and Address of Beneficial Owner(1)	Before offering and private placement	After offering and private placement	Before offering and private placement	After offering(5) and private placement
Union Street Capital Management, LLC(2)	3,062,500	3,062,500	98%	20%
A. Clayton Perfall(3)	3,062,500	3,062,500	98%	20%
Brian H. Burke(3)	3,062,500	3,062,500	98%	20%
Matthew C. Fletchall(3)	3,062,500	3,062,500	98%	20%
John T. Schwieters(4)	31,250	31,250	1%	<1%
David B. Kay(4)	31,250	31,250	1%	<1%
All executive officers and directors as a group (5 individuals)	3,125,000	3,125,000	100%	20%

(1)	Unless otherwise noted, the business address of each of the following is 102 South Union Street, Alexandria, Virginia 22314.
(2)	A. Clayton Perfall, Brian H. Burke and Matthew C. Fletchall as the members of Union Street Capital Management, LLC may be deemed to be the beneficial owners of the shares of common stock held by Union Street Capital Management, LLC.
(3)	Includes shares issued to Union Street Capital Management, LLC. See footnote (2) above.
(4)	We intend to invite two other individuals to join our board as independent directors. We expect that they will also receive shares of stock in a private placement in the same amount and on the same terms as those extended to Mr. Schwieters and Mr. Kay.
(5)	Assuming no exercise of the underwriters’ over-allotment option.

If we increase the size of the offering other than due to a stock split, we may effect a stock split in such amount to maintain Union Street Capital Management, LLC’s ownership at approximately 20% of our issued and outstanding shares of common stock upon completion of the offering (or approximately 18% if the over-allotment option is exercised in full), assuming it purchases warrants in the private placement as described in this prospectus.

On or before the date of this prospectus, our existing stockholders will place the shares they owned before this offering and the warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares and warrants will not be transferable during the escrow period except for transfers to our executive officers, our directors, other persons or entities associated with our executive officers and transfers to family members and trusts for estate planning purposes and upon death. Any shares or warrants held by these transferees would remain subject to the escrow agreement. The shares will not be released from escrow until one year following our initial business combination and the warrants will not be released until the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. The warrants held by Union Street Capital Management, LLC will be exercisable immediately upon release from escrow.

In addition, in connection with any vote required for our initial business combination, our existing stockholders have agreed to vote all of the shares of common stock held by it prior to the completion of this offering either for or against a business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by three recordholders and no shares of preferred stock are outstanding. The underwriting agreement prohibits us, prior to an initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin trading separately on the earlier to occur of the expiration of the underwriters’ option to purchase up to 1,875,000 additional units to cover over-allotments or 90 trading days after the exercise in full or in part by the underwriters of such option unless the sole book-running manager determines that an earlier date is acceptable. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our executive officers, directors and existing stockholders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering either for or against an initial business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. However, our executive officers, directors and existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning not more than 20% of the shares sold in this offering vote against the proposed initial business combination and exercise their conversion rights as discussed above.

If we are required to dissolve and liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable thereon), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders including our chief executive officer and directors, have waived their right to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to shares of common stock acquired by them prior to this offering and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by any of them in connection with or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the initial business combination is approved and consummated. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice to each warrant holder; and

•	only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain an effective registration statement and a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants in the absence of an effective registration statement or a prospectus available for use. Warrant holders’ sole remedy for our failure to maintain an effective registration statement or a prospectus available for use is an extension of the expiration date for the warrants. Notwithstanding any extension of the expiration date, the warrants may never become exercisable if we never comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units issued in this offering will not be exercisable on a cashless basis. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for the public warrant holders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The warrants issued in the private placement will be identical to the warrants included in the units to be sold and issued in this offering, except that upon a redemption of warrants, Union Street Capital Management, LLC will have the right to exercise those warrants on a cashless basis. Exercising the warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in this offering will not be exercisable on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay any dividends prior to the consummation of our initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then board of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible For Future Sale

Immediately after the completion of this offering, we will have 15,625,000 shares of common stock outstanding (or 17,500,000 shares if the underwriters’ over-allotment option is exercised in full). Of these shares, the 12,500,000 shares sold in this offering (or 14,375,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are subject to an escrow agreement and will not be transferable until one year after an initial business combination and will only be transferred prior to that date to our executive officers, our directors, other persons or entities associated with our executive officers, to family members and to trusts for estate planning purposes upon death of the owner thereof. Any shares or warrants held by these transferees remain subject to the escrow agreement. None of these private placement shares will be eligible for resale under Rule 144, if available, prior to [                ], 2008. For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

Union Street Capital Management, LLC will be entitled to make up to three demands that we register the 3,125,000 shares of common stock and 2,475,000 private placement warrants and the shares for which they are exercisable, pursuant to an agreement to be signed prior to the date of this prospectus. Union Street Capital Management, LLC may elect to exercise its registration rights at any time beginning on the date three months prior to the date on which the applicable escrow period expires. The escrow period for the shares expires on the date that is one year after the consummation of the initial business combination. Our directors will have “piggy-back” registration rights with respect to the share of such common stock that they own prior to the completion of this offering subject to the same limitations with respect to the escrow period. The escrow period for the private placement warrants and the shares on which they are exercisable expires at the consummation of an initial business combination. In addition, Union Street Capital Management, LLC and our directors each have certain “piggy-back” registration rights with respect to the shares held by them on registration statements filed by us on or subsequent to the expiration of the applicable escrow period and unlimited registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, Union Street Capital Management, LLC and our executive officers and directors will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal tax consequences of the acquisition, ownership, and disposition of our Securities purchased pursuant to this offering. This discussion assumes that holders will hold our Securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) U.S. gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the U.S., or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our Securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (including other entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities. Thus, partnerships (including other entities treated as partnerships for U.S. federal tax purposes), other pass-through entities and persons holding our Securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person who or that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our Securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our Securities (other than a partnership or other entity treated as a partnership for U.S. federal tax purposes or any other pass-through entity) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal tax consequences of the acquisition, ownership and disposition of our Securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them (and associated documentary requirements) of the acquisition, ownership and disposition of our Securities or the exercise of any conversion or other rights with respect to them, including the effect of any state, local, foreign or non-income tax laws and any applicable tax treaty.

General

Each unit will be treated for U.S. federal tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Dividends and Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” (if the requisite holding period is satisfied) that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. There is some uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss (which will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year as of the date of disposition). There is some uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the U.S. holder’s adjusted tax basis in the common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of the units allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a reduced maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is currently scheduled to return to 20 percent. The deduction of capital losses is subject to limitations, as are losses upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a U.S. holder under Section 302 of the

Code, the U.S. holder will be treated as described under “U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under the Code, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the U.S. holder (including any common stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only common stock actually owned by the U.S. holder, but also shares of our common stock that are constructively owned by it. A U.S. holder may constructively own, in addition to common stock owned directly, common stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any common stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of outstanding common stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of the outstanding common stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Dividends and Distributions” above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Exercise of a Warrant

Upon its exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss with respect to the warrant. The U.S. holder’s tax basis in the share of our common stock received by such U.S. holder generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., $6.00 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date of exercise of the warrant and will not include the period during which the U.S. holder held the warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) or expiration and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as are losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

Dividends and Distributions

Any cash distributions we pay to a non-U.S. holder of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, generally will be subject to U.S. federal income and withholding tax at a 30% rate on the gross amount of the dividend, or such lower rate as may be provided by an applicable income tax treaty. Distributions in excess of our current and accumulated earnings and profits will first constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock, and thereafter will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Distributions of dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, or that are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States under an applicable income tax treaty, are not subject to the U.S. withholding tax, provided certain certification and disclosure requirements are complied with, but instead are subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates. Effectively connected dividends and gains received by a corporate non-U.S. holder may also be subject to an additional branch profits tax at a 30% or lower tax treaty rate.

A non-U.S. holder that claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification requirements. Non-U.S. holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner.

Conversion of Common Stock

The U.S. federal income tax treatment of a non-U.S. holder’s conversion of common stock pursuant to the exercise of a conversion right will generally correspond to the U.S. federal income tax treatment of such conversion by a U.S. holder, as described under “U.S. Holders—Conversion of Common Stock” above. Therefore, if the conversion qualifies as a sale of common stock by the non-U.S. holder under Section 302 of the Code, the tax effects to the non-U.S. holder will be as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. If on the other hand, the conversion is properly treated as a corporate distribution to the non-U.S. holder, the tax effects to the non-U.S. holder will be as described under “Non-U.S. Holders—Dividends and Distributions” above.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise of a Warrant” above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless (i) the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed place of business of such non-U.S. holder in the United States), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, directly or indirectly, more than 5% of our common stock. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

In general, gain that is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (or, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed place of business of such non-U.S. holder in the United States) will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and, for corporate non-U.S. holders and under some circumstances, the branch profits tax, but will not be subject to withholding.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under U.S. Treasury regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as sole book-running manager of this offering and, together with Morgan Joseph & Co. Inc., are the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriter	Number of Units
Banc of America Securities LLC
Morgan Joseph & Co. Inc.

Total	12,500,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Units. We have granted the underwriters an option to purchase up to 1,875,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions. The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $600,000.

	Paid by Us
	No Exercise	Full Exercise
Per Unit(1)	$0.40	$0.40
Total(1)	$5,000,000	$5,750,000

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), or $0.16 per share, which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon our consummation of an initial business combination. If we do not consummate an initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the interest thereon will be included in the amount available to our public stockholders upon our dissolution and liquidation.

Listing. There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol USQ-U on or promptly after the date of this prospectus. Once the securities comprising the units being trading separately, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols USQ and USQ-W, respectively.

Stabilization. In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representatives also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representatives may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representatives in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Since the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that either of them may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

Discretionary Accounts. The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing. Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the business services industry;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Lock-up Agreement. Our executive officers and directors have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC for a period of one year from the date of the consummation of the initial business combination in the case of the common shares owned by our executive officers, directors and existing stockholders, and upon the consummation of the initial business combination in the case of the private placement warrants. This consent may be given at any time without public notice. However, if (1) during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or (2) before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Escrow of Existing Stockholders’ Shares. On or before the completion of this offering, our executive officers, directors and existing stockholders will place the shares they owned before the completion of this offering and the private placement warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares and warrants will not be transferable during the escrow period except for transfers to our executive officers, our directors, other persons or entities associated with our executive officers and transfers to family members and trusts for estate planning purposes and upon death of the owner thereof. Any shares or warrants held by these transferees would remain subject to the escrow agreement. The shares will not be released from escrow for the period one year following the consummation of our initial business combination, and the warrants will not be released from escrow until the consummation of our initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. As a result, our executive officers, directors and existing stockholders will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, prior to the release of the shares and warrants from escrow:

•	offer, pledge, sell, or contract to sell any common stock or warrants;

•	sell any option or contract to purchase any units, common stock or warrants;

•	purchase any option or contract to sell any common stock or warrants;

•	grant any option, right, or warrant for the sale of any common stock or warrants;

•	lend or otherwise dispose of or transfer any common stock or warrants;

•	request or demand that we file a registration statement related to the common stock or warrants, except as set forth above under the caption “Shares Eligible for Future Sale—Registration Rights”; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock or warrants, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

This escrow applies to common stock or warrants and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It does not, however, apply to any of our units, common stock, or warrants purchased by any existing stockholders in the secondary market.

Indemnification. We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Selling Restrictions. Each Underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of the Securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no Securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the Securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Each Manager acknowledges and agrees that:

(i) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, has represented and agreed that the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

The prospectus and the information contained in the prospectus are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, the provisions above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates. The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for certain of our affiliates for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Arnold & Porter LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

The financial statements of Union Street Acquisition Corp. as of July 28, 2006 and for the period from July 18, 2006 (date of inception) through July 28, 2006 appearing in this prospectus and in the registration statement have been included in this prospectus and in the registration statement in reliance upon the report of Goldstein Golub Kessler LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

UNION STREET ACQUISITION CORP.

(a development stage company)

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Union Street Acquisition Corp.

We have audited the accompanying balance sheet of Union Street Acquisition Corp. (a development stage company) as of July 28, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 18, 2006 (date of inception) to July 28, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Street Acquisition Corp. as of July 28, 2006, and the results of its operations and its cash flows for the period from July 18, 2006 (date of inception) to July 28, 2006, in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

August 8, 2006

UNION STREET ACQUISITION CORP.

(a development stage company)

Balance Sheet

July 28, 2006
Assets
Current assets:
Cash and cash equivalents	$225,000

Total current assets	225,000
Deferred offering costs	77,787

Total assets	$302,787

Liabilities and stockholders’ equity
Current Liabilities
Accrued expenses	$322
Accrued offering costs	77,787
Advances from officer	2,590
Note payable to a related party	200,000

Total current liabilities	280,699
Commitments
Stockholders’ equity
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 3,125,000 issues and outstanding	313
Additional paid-in capital	24,687
Deficit accumulated during the development stage	(2,912)

Total stockholders’ equity	22,088

Total liabilities and stockholders’ equity	$302,787

See Notes to Financial Statements.

UNION STREET ACQUISITION CORP.

(a development stage company)

Statement of Operations

July 18, 2006 (Date of Inception) Through July 28, 2006
Expenses:
Formation and operating costs	$2,912

Net loss	$(2,912)

Weighted average number of shares outstanding	3,125,000

Net loss per share	$(0.000)

See Notes to Financial Statements.

UNION STREET ACQUISITION CORP.

(a development stage company)

Statement of Stockholders’ Equity

Period from July 18, 2006

(Date of Inception)

Through July 28, 2006

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Stock issued on July 24, 2006 for $0.008 per share	3,125,000	$313	$24,687	—	$25,000
Net Loss	—	—	—	$(2,912)	(2,912)

Balance—July 28, 2006	3,125,000	$313	$24,687	$(2,912)	$22,088

See Notes to Financial Statements.

UNION STREET ACQUISITION CORP.

(a development stage company)

Statement of Cash Flows

July 18, 2006 (Date of Inception) Through July 28, 2006
Cash flows from operating activities:
Net loss	$(2,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accrued expenses	322

Net cash used in operating activities	(2,590)

Cash flows from financing activities:
Proceeds from note payable to a related party	200,000
Advances from officer	2,590
Proceeds from issuance of common stock to founding stockholders	25,000

Net cash provided by financing activities	227,590

Increase in cash	225,000
Cash, beginning of period	—

Cash, end of period	$225,000

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$77,787

See Notes to Financial Statements.

UNION STREET ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

July 28, 2006

Note A—Organization and Business Operations

Union Street Acquisition Corp. (the “Company”) was incorporated in Delaware on July 18, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s executive officers and directors have broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) and the proposed private placement of 2,475,000 warrants that will occur immediately prior to the Proposed Offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering and Private Placement are intended to be generally applied toward consummating an initial Business Combination with (or acquisition of) one or more operating businesses in the business services industry. Furthermore, there is no assurance that the Company will be able to successfully consummate an initial Business Combination. Upon the closing of the Proposed Offering, at least ninety-five (95%) percent of the gross proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, will be held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial Business Combination only if:

Public stockholders voting against the initial Business Combination will be entitled to convert their stock into a pro rata share of the amount held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the initial Business Combination is approved and consummated.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the completion of the Proposed Offering, or 24 months from the completion of the Proposed Offering if certain extension criteria have been satisfied, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholders to the extent of its initial stockholdings and the warrants purchased by it in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

With respect to an initial Business Combination which is approved and consummated, any Public Stockholder who voted against the initial Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, including accrued interest (net of taxes payable on income of the funds in the trust account), calculated as of two business days prior to the consummation of the proposed initial Business Combination, divided by the number of shares of common stock held by Public Stockholders at the completion of the Proposed Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of an initial Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

Note B—Summary of Significant Accounting Policies

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

[2] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires executive officers and directors to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

[4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $1,100. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of July 28, 2006. The deferred tax asset valuation allowance was increased by approximately $1,100 during the period then ended.

The effective tax rate differs from the statutory rate due primarily to the increase in the valuation allowance.

[5] Accounting Pronouncements:

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. We do not expect FIN 48 will have a material effect on our accompanying financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C—Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units (“Units”) at a proposed offering price of $8.00 per Unit (plus up to 1,875,000 units pursuant to the underwriters over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of

(a) one year from the date of the final prospectus for the Proposed Offering or (b) the consummation of an initial Business Combination with a target business, and expiring four years from the date of the prospectus. After the Warrants become exercisable, the Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice and only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. Holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of our common stock and not cash. No Warrant shall be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the Warrants is effective and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Consequently, the Warrants may expire unexercised and unredeemed.

Note D—Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to additional paid-in capital upon the receipt of the capital or charged to expense should the Proposed Offering prove to be unsuccessful.

Note E—Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to Union Street Capital Management, LLC, a stockholder of the Company and an affiliate of the executive officers of the Company, on July 24, 2006. The note is non-interest bearing and is payable upon the earlier of a completion of the Proposed Offering or July 24, 2008. Due to the related party nature of the note, the fair value can not be determined.

[2] The Company presently occupies office space provided by Union Street Capital Management, LLC the affiliate described above. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering and continuing until the earlier of the consummation of an initial Business Combination by the Company or the Company’s liquidation.

[3] An officer of the Company advanced payment of certain operating expenses which will be reimbursed to the officer upon demand.

Note F—Commitments

In connection with the Proposed Offering, the Company has committed to pay a fee of 5% of the gross offering proceeds, including the over-allotment option, to the underwriters at the closing of the Proposed Offering (or the over-allotment option, as the case may be). In addition, the Company has committed to pay a deferred fee of 2% of the gross proceeds to the underwriters on the consummation of an initial Business Combination by the Company (subject to a pro rata reduction of $0.16 per share for public stockholders who exercise their conversion right). In addition, Union Street Capital Management, LLC, a related party to the Company, has agreed to purchase an aggregate of 2,475,000 Warrants from the Company at a price of $1.00 per warrant, for an aggregate purchase price of $2,475,000. These warrants will be purchased in a private placement that will occur immediately prior to the completion of the Proposed Offering.

Until             , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson, or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

UNION STREET ACQUISITION CORP.

12,500,000 Units

PROSPECTUS

Sole Book-Running Manager Banc of America Securities LLC	Morgan Joseph

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

SEC Registration Fee	$22,000
NASD Filing Fee	21,000
AMEX Listing Fee	70,000
Accounting Fees and Expenses	60,000
Printing and Engraving Expenses	90,000
Legal Fees and Expenses (including Blue Sky services and expenses)	300,000
Miscellaneous(1)	37,000

Total	$600,000

(1)	Miscellaneous expenses include the reimbursement of our executive officers and directors for out-of-pocket expenses incurred in connection with the offering.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation and our by-laws provides that all directors, executive officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our executive officers, directors and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraphs A and B of Article Ten of our amended and restated certificate of incorporation provide:

“A. Indemnity for Third Party Actions. To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

B. Indemnity for Action by or in Right of Corporation. To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such suit or action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.”

Article VII of our by-laws provides for indemnification of any of our executive officers, directors and other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement that will be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold 3,125,000 shares of common stock without registration under the Securities Act to Union Street Capital Management, LLC on July 24, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Subsequently, on August 7, 2006 Union Street Capital Management, LLC sold 31,250 shares of common stock without registration under the Securities Act to each of John T. Schwieters and David B. Kay (neither of whom, have any relationship to Union Street Capital Management, LLC or our executive officers pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The shares issued to the entity above were sold for an aggregate offering price of $25,000 at a purchase price of $0.008 per share. No underwriting discounts or commissions were paid with respect to such sales.

On [            ], 2006, we entered into an agreement with Union Street Capital Management, LLC pursuant to which it agreed to purchase an aggregate of 2,475,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $2,475,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act, as such securities will be sold to sophisticated, wealthy individuals who are each accredited investors, as defined in Rule 501(a) of the Securities Act. The private placement will occur immediately prior to the completion of this offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Underwriting Agreement***

3.1	Amended & Restated Certificate of Incorporation*

3.2	By-Laws**

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

5.1	Opinion of Arnold & Porter LLP***

10.1	Promissory Note issued by the Registrant to Union Street Capital Management, LLC**

10.2	Escrow Agreement by and among Continental Stock Transfer and Trust Company, Union Street Capital Management, LLC and our Directors***

10.3	Investment Management Agreement***

10.4	Registration Rights Agreement by and among Union Street Acquisition Corp., Union Street Capital Management, LLC and our Directors***

10.5	Transfer Agent and Registrar Agreement between Continental Stock Transfer and Trust Company and Union Street Capital Management, LLC***

Exhibit No.	Description

10.6	Office Services Agreement between Union Street Acquisition Corp. and Union Street Capital Management, LLC***

10.7	Form of Subscription Agreement for Individual Directors***

10.8	Form of Insiders’ Letter for Executive Officers and Individual Directors***

10.9	Private Placement Purchase Agreement between Union Street Acquisition Corp. and Union Street Capital Management, LLC***

10.10	Lock-up Agreement with Union Street Capital Management, LLC***

23.1	Consent of Goldstein Golub Kessler LLP*

24.1	Power of Attorney (included on the signature page of this registration statement)**

*	Filed herewith
**	Previously filed
***	To be filed

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alexandria, Virginia, on September 22, 2006.

UNION STREET ACQUISITION CORP.

By:	/s/ A. CLAYTON PERFALL
A. Clayton Perfall Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints A. Clayton Perfall and Brian H. Burke, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. CLAYTON PERFALL	Chairman, Chief Executive Officer and President	August 11, 2006
A. Clayton Perfall

/s/ BRIAN H. BURKE Brian H. Burke	Chief Financial Officer, Treasurer and Director	August 11, 2006

/s/ MATTHEW C. FLETCHALL Matthew C. Fletchall	Vice President of Corporate Development and Secretary	August 11, 2006

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	August 11, 2006

/s/ DAVID B. KAY David B. Kay	Director	August 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement***

3.1	Amended & Restated Certificate of Incorporation*

3.2	By-Laws**

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

5.1	Opinion of Arnold & Porter LLP***

10.1	Promissory Note issued by the Registrant to Union Street Capital Management, LLC**

10.2	Escrow Agreement by and among Continental Stock Transfer and Trust Company, Union Street Capital Management, LLC and our Directors***

10.3	Investment Management Agreement***

10.4	Registration Rights Agreement by and among Union Street Acquisition Corp., Union Street Capital Management, LLC and our Directors***

10.5	Transfer Agent and Registrar Agreement between Continental Stock Transfer and Trust Company and Union Street Capital Management, LLC***

10.6	Office Services Agreement between Union Street Acquisition Corp. and Union Street Capital Management, LLC***

10.7	Form of Subscription Agreement for Individual Directors***

10.8	Form of Insiders’ Letter for Executive Officers and Individual Directors***

10.9	Private Placement Purchase Agreement between Union Street Acquisition Corp. and Union Street Capital Management, LLC***

10.10	Lock-up Agreement with Union Street Capital Management, LLC***

23.1	Consent of Goldstein Golub Kessler LLP*

24.1	Power of Attorney (included on the signature page of this registration statement)**

*	Filed herewith
**	Previously filed
***	To be filed